UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Williams-Sonoma, Inc.

(Name of Registrant as Specified In Its Charter)

Not Applicable

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3250 Van Ness Avenue

San Francisco, California 94109

www.williams-sonomainc.com

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

MEETING DATE:	June 2, 2016

TIME:	9:00 a.m. Pacific Time

PLACE:	Williams-Sonoma, Inc. 3250 Van Ness Avenue San Francisco, California 94109

ITEMS OF BUSINESS:	1) The election of our Board of Directors;

2)      The amendment and restatement of the Williams-Sonoma, Inc. 2001 Incentive Bonus Plan to extend its term until the 2021 annual meeting of stockholders and to approve the material terms of the plan to satisfy the stockholder approval requirement under Section 162(m) of the Internal Revenue Code;

3) An advisory vote to approve executive compensation;

4) The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 29, 2017; and

5) Such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

RECORD DATE:	You may vote if you were a stockholder of record as of the close of business on April 4, 2016.

MEETING ADMISSION:	You are entitled to attend the Annual Meeting only if you were a stockholder of record as of the close of business on April 4, 2016. Photo identification and proof of ownership on the record date is required for admittance. Proof of ownership can be a brokerage or account statement indicating ownership on April 4, 2016, the Notice of Internet Availability of Proxy Materials, a proxy card, or a legal proxy or voting instruction card provided by your broker, bank or nominee.

By Order of the Board of Directors

David King Secretary April 15, 2016

YOUR VOTE IS IMPORTANT

Instructions for submitting your proxy are provided in the Notice of Internet Availability of Proxy Materials, the Proxy Statement and your proxy card. It is important that your shares be represented and voted at the Annual Meeting. Please submit your proxy through the Internet, by telephone, or by completing the enclosed proxy card and returning it in the enclosed envelope. You may revoke your proxy at any time prior to its exercise at the Annual Meeting.

i

3250 Van Ness Avenue

San Francisco, California 94109

www.williams-sonomainc.com

PROXY STATEMENT FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Our Board of Directors is soliciting your proxy to vote your shares at our 2016 Annual Meeting of Stockholders, to be held on Thursday, June 2, 2016 at 9:00 a.m. Pacific Time, and for any adjournment or postponement of the meeting. Our Annual Meeting will be held at our corporate headquarters located at 3250 Van Ness Avenue, San Francisco, California 94109.

Our Annual Report to Stockholders for the fiscal year ended January 31, 2016, or fiscal 2015, including our financial statements for fiscal 2015, is also included with this Proxy Statement and posted on our website at ir.williams-sonomainc.com/financial-reports-page. The Annual Report, Notice of Internet Availability of Proxy Materials, and the Proxy Statement were first made available to stockholders and posted on our website on or about April 15, 2016.

What is the purpose of the Annual Meeting?

Stockholders will be asked to vote on the following matters:

1)	The election of our Board of Directors;

2)	The amendment and restatement of the Williams-Sonoma, Inc. 2001 Incentive Bonus Plan to extend its term until the 2021 annual meeting of stockholders and to approve the material terms of the plan to satisfy the stockholder approval requirement under Section 162(m) of the Internal Revenue Code;

3)	An advisory vote to approve executive compensation;

4)	The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 29, 2017; and

5)	Such other business as may properly come before the meeting or any adjournment or postponement of the meeting, including stockholder proposals. At this time, we do not know of any other matters to be brought before the Annual Meeting.

What is the Notice of Internet Availability of Proxy Materials?

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission, or the SEC, instead of mailing a printed copy of our proxy materials to all stockholders entitled to vote at the Annual Meeting, we are furnishing the proxy materials to certain of our stockholders over the Internet. If you received a Notice of Internet Availability of Proxy Materials, or the Notice, by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice will instruct you as to how you may access and review the proxy materials and submit your vote on the Internet or by telephone. If you received a Notice by mail and would like to receive a printed copy of the proxy materials, please follow the instructions for requesting such materials included in the Notice.

On the date of mailing of the Notice, all stockholders will have the ability to access all of our proxy materials on a website referred to in the Notice. These proxy materials will be available free of charge.

Can I receive future proxy materials by e-mail?

Yes. You may choose to receive future proxy materials by e-mail by following the instructions provided on the website referred to in the Notice. Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our Annual Meeting on the environment.

If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Who may vote?

Only stockholders of record at the close of business on April 4, 2016, the record date, are entitled to receive notice of and to vote at the Annual Meeting. Each holder of our common stock will be entitled to one vote for each share of our common stock owned as of the record date. As of the record date, there were 89,249,719 shares of our common stock outstanding and entitled to vote, and there were 370 stockholders of record, which number does not include beneficial owners of shares held in the name of a bank or brokerage firm. We do not have any outstanding shares of preferred stock.

How do I vote?

You may vote in person at the Annual Meeting, electronically by submitting your proxy through the Internet, by telephone or by returning a hard copy of the proxy card before the Annual Meeting. Proxies properly executed, returned to us on a timely basis and not revoked will be voted in accordance with the instructions contained in the proxy. If any matter not described in this Proxy Statement is properly presented for action at the meeting, the persons named in the enclosed proxy will have discretionary authority to vote according to their best judgment.

How do I vote electronically or by telephone?

You may vote by submitting your proxy through the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate your identity as a Williams-Sonoma, Inc. stockholder, to allow you to vote your shares and to confirm that your instructions have been properly recorded. Specific instructions to be followed for voting on the Internet or by telephone are provided below in this Proxy Statement, in the Notice and on the proxy card.

Shares Registered Directly in the Name of the Stockholder

If your shares are registered directly in your name in our stock records maintained by our transfer agent, Wells Fargo Shareowner Services, then you may vote your shares:

•	on the Internet at www.proxypush.com/wsm; or

•	by calling Wells Fargo Shareowner Services from within the United States at 866-883-3382.

Proxies for shares registered directly in your name that are submitted on the Internet or by telephone must be received before noon Pacific Time on Wednesday, June 1, 2016.

Shares Registered in the Name of a Brokerage Firm or Bank

If your shares are held in an account at a brokerage firm or bank, you should follow the voting instructions on the Notice or the proxy card provided by your brokerage firm or bank.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote on the Internet or by telephone and how to request paper copies of the proxy materials.

What if I return my proxy card directly to the company, but do not provide voting instructions?

If a signed proxy card is returned to us without any indication of how your shares should be voted, votes will be cast “FOR” the election of the directors named in this Proxy Statement, “FOR” the amendment and restatement of our 2001 Incentive Bonus Plan, “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers, and “FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 29, 2017.

May I attend the Annual Meeting?

Only stockholders of record at the close of business on April 4, 2016, the record date, are entitled to attend the Annual Meeting. Stockholders planning to attend the Annual Meeting must present photo identification and proof of ownership on the record date in order to be admitted. Proof of ownership can be a brokerage or account statement indicating ownership on April 4, 2016, the Notice of Internet Availability of Proxy Materials, a proxy card, or a legal proxy or voting instruction card provided by your broker, bank or nominee. We reserve the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the record date.

What are the directions to attend the Annual Meeting?

The following are directions to attend the Annual Meeting from various locations around the San Francisco Bay Area:

From the South Bay

Take US-101 Northbound toward San Francisco

Take the US-101 exit on the left

Keep left at the fork to continue on US-101 North

Take exit 434A to merge onto Mission Street/US-101

Turn left at US-101/South Van Ness Avenue

Continue North on Van Ness Avenue

Destination will be on the right

From the East Bay

Take I-80 Westbound across the Bay Bridge toward San Francisco

Take exit 1B to merge onto US-101 North

Take exit 434A to merge onto Mission Street/US-101

Turn left at US-101/South Van Ness Avenue

Continue North on Van Ness Avenue

Destination will be on the right

From the North Bay

Take US-101 Southbound across the Golden Gate Bridge toward San Francisco

Exit onto Richardson Avenue/US-101 toward Lombard Street

Continue to follow US-101

Turn left at US-101/Van Ness Avenue

Continue North on Van Ness Avenue

Destination will be on the right

How many shares must be present to transact business at the Annual Meeting?

Stockholders holding a majority of our outstanding shares as of the record date must be present in person or by proxy at the Annual Meeting so that we may transact business. This is known as a quorum. Shares that are voted in person, on the Internet, by telephone or by signed proxy card, and abstentions and broker non-votes, will be included in the calculation of the number of shares considered to be present for purposes of determining whether there is a quorum at the Annual Meeting.

What is a broker non-vote?

The term broker non-vote refers to shares that are held of record by a broker for the benefit of the broker’s clients but that are not voted at the Annual Meeting by the broker on certain non-routine matters set forth in New York Stock Exchange, or NYSE, Rule 402.08(B) because the broker did not receive instructions from the broker’s clients on how to vote the shares and, therefore, was prohibited from voting the shares.

How many votes are needed to elect directors?

Pursuant to a majority voting bylaw adopted by our Board of Directors and further described in our Amended and Restated Bylaws, the election of each of the ten director nominees requires the affirmative vote of a majority of the votes cast at the Annual Meeting with respect to each nominee. The number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee for the nominee to be elected as a director to serve until the next annual meeting or until his or her successor has been duly elected and qualified. Your proxy will be voted in accordance with your instructions. If no instructions are given, the proxy holders will vote “FOR” each of the director nominees. If you hold your shares through a brokerage, bank or other nominee, or in “street name,” it is important to cast your vote if you want it to count in the election of directors. If you hold your shares in street name and you do not instruct your bank or broker how to vote your shares in the election of directors, no votes will be cast on your behalf. Broker non-votes and abstentions will have no effect on the outcome of the election.

Pursuant to the resignation policy adopted by our Board of Directors and further described in our Corporate Governance Guidelines, any nominee for director who is not elected shall promptly tender his or her resignation to our Board of Directors following certification of the stockholder vote. The Nominations and Corporate Governance Committee will consider the resignation offer and recommend to our Board of Directors the action to be taken with respect to the offered resignation. In determining its recommendation, the Nominations and Corporate Governance Committee shall consider all factors it deems relevant. Our Board of Directors will act on the Nominations and Corporate Governance Committee’s recommendation within 90 days following certification of the stockholder vote and will publicly disclose its decision with respect to the director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable).

Any director who tenders his or her resignation pursuant to the resignation policy shall not participate in the Nominations and Corporate Governance Committee’s recommendation or Board of Directors action regarding whether to accept the resignation offer. If each member of the Nominations and Corporate Governance Committee is required to tender his or her resignation pursuant to the resignation policy in the same election, then the independent directors of our Board of Directors who are not required to tender a resignation pursuant to the resignation policy shall consider the resignation offers and make a recommendation to our Board of Directors.

To the extent that one or more directors’ resignations are accepted by our Board of Directors, our Board of Directors in its discretion may determine either to fill such vacancy or vacancies or to reduce the size of the Board within the authorized range.

How many votes are needed to approve Proposals 2, 3 and 4?

Proposals 2, 3 and 4 require the affirmative vote of holders of a majority of voting power entitled to vote thereon, present in person or represented by proxy, at the Annual Meeting. Proxy cards marked “abstain” will have the effect of a “NO” vote and broker non-votes will have no effect on the outcome of the vote.

The outcome of Proposal 3, the advisory vote on the approval of the compensation of our Named Executive Officers, will not be binding on us or the Board. However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Are there any stockholder proposals this year?

No stockholder proposals are included in this Proxy Statement, and we have not received notice of any stockholder proposals to be raised at this year’s Annual Meeting.

What if I want to change my vote(s)?

You may revoke your proxy prior to the close of voting at the Annual Meeting by any of the following methods:

•	sending written notice of revocation to our Secretary;

•	sending a signed proxy card bearing a later date;

•	voting by telephone or on the Internet at a later date; or

•	attending the Annual Meeting, revoking your proxy and voting in person.

What is householding?

Householding is a cost-cutting procedure used by us and approved by the SEC to limit duplicate copies of our proxy materials being printed and delivered to stockholders sharing a household. Under the householding procedure, we send only one Notice or Annual Report and Proxy Statement to stockholders of record who share the same address and last name, unless one of those stockholders notifies us that the stockholder would like a separate Notice or Annual Report and Proxy Statement. A separate proxy card is included in the materials for each stockholder of record. A stockholder may notify us that the stockholder would like a separate Notice or Annual Report and Proxy Statement by phone at 415-421-7900 or by mail at the following mailing address: Williams-Sonoma, Inc., Attention: Annual Report Administrator, 3250 Van Ness Avenue, San Francisco, California 94109. If we receive such notification that the stockholder wishes to receive a separate Notice or Annual Report and Proxy Statement, we will promptly deliver such Notice or Annual Report and Proxy Statement. If you wish to update your participation in householding, you may contact your broker or our mailing agent, Broadridge Investor Communications Solutions, at 800-542-1061.

What if I received more than one proxy card?

If you received more than one proxy card, it means that you have multiple accounts with brokers and/or our transfer agent. You must complete each proxy card in order to ensure that all shares beneficially held by you are represented at the meeting. If you are interested in consolidating your accounts, you may contact your broker or our transfer agent, Wells Fargo Shareowner Services, at 800-468-9716.

Who pays the expenses incurred in connection with the solicitation of proxies?

We pay all of the expenses incurred in preparing, assembling and mailing the Notice or this Proxy Statement and the materials enclosed. We have retained Skinner & Company to assist in the solicitation of proxies at an estimated cost to us of $5,000. Some of our officers or employees may solicit proxies personally or by telephone or other means. None of those officers or employees will receive special compensation for such services.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors has determined that Adrian D.P. Bellamy, Rose Marie Bravo, Adrian T. Dillon, Anthony A. Greener, Ted W. Hall, Sabrina Simmons, Jerry D. Stritzke and Lorraine Twohill meet the independence requirements of our “Policy Regarding Director Independence Determinations”, which is part of our Corporate Governance Guidelines. Accordingly, the Board has determined that none of these director nominees has a material relationship with us and that each of these nominees is independent within the meaning of the NYSE and SEC director independence standards, as currently in effect. Further, each member of our Board committees satisfies the independence requirements of the NYSE and SEC, and any heightened independence standards applicable to each committee on which they serve. The Board’s independence determination was based on information provided by our director nominees and discussions among our officers and directors.

Board Leadership Structure

We currently separate the positions of Chief Executive Officer and Chairman of the Board. Adrian D.P. Bellamy, an independent director, has served as our Chairman of the Board since May 2010. Our Corporate Governance Guidelines provide that in the event that the Chairman of the Board is not an independent director, the Board shall elect a Lead Independent Director. As Mr. Bellamy is an independent director, we have not appointed a separate Lead Independent Director.

Separating the positions of Chief Executive Officer and Chairman of the Board maximizes the Board’s independence and aligns our leadership structure with current trends in corporate governance best practices. Our Chief Executive Officer is responsible for day-to-day leadership and for setting the strategic direction of the company, while the Chairman of the Board provides independent oversight and advice to our management team, and presides over Board meetings.

Risk Oversight

Board Oversight of Risk

The Board actively manages the company’s risk oversight process and receives regular reports from management on areas of material risk to the company, including operational, financial, legal and regulatory risks. Our Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit and Finance Committee assists the Board with its oversight of the company’s major financial risk exposures. Additionally, in accordance with NYSE requirements, the Audit and Finance Committee reviews with management the company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the company’s risk assessment and risk management policies. The Compensation Committee assists the Board with its oversight of risks arising from our compensation policies and programs and assesses on an annual basis potential material risk to the company from its compensation policies and programs, including incentive and commission plans at all levels. The Nominations and Corporate Governance Committee assists the Board with its oversight of risks associated with Board organization, Board independence, succession planning, and corporate governance. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Evaluation of Risks Relating to Compensation Programs

Our Compensation Committee is responsible for monitoring our compensation policies and programs relative to all our employees, including non-executive officers, for potential risks that are reasonably likely to have a material adverse effect on our company. In performing its duties, the Compensation Committee regularly reviews and discusses potential risks that could arise from our employee compensation plans and programs with our management and the Compensation Committee’s independent compensation consultant. The Compensation

Committee is responsible for reporting to the Board any material risks associated with our compensation plans and programs, including recommended actions to mitigate such risks.

For fiscal 2015, the Compensation Committee retained an independent consultant, Frederic W. Cook & Co., or Cook & Co., to identify and assess the risks inherent in the company’s compensation programs and policies. Accordingly, Cook & Co. evaluated the company’s executive and non-executive compensation programs for such risk and the mechanisms in our programs designed to mitigate these risks. Among other things, Cook & Co. reviewed our pay philosophy, forms of incentives, performance metrics, balance of cash and equity compensation, balance of long-term and short-term incentive periods, compensation governance practices, and equity grant administration practices. Based on the assessment, Cook & Co. concluded that our compensation programs and policies do not create risks that are reasonably likely to have a material adverse effect on our company.

Board Meetings and Executive Sessions

During fiscal 2015, our Board held a total of seven meetings. Each director who was a member of our Board during fiscal 2015 attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during the period for which such director served as a director and (ii) the total number of meetings held by all committees of the Board on which such director served during the periods that such director served.

It is the Board’s policy to have a separate meeting time for independent directors, typically during the regularly scheduled Board meetings. During fiscal 2015, executive sessions were led by our Chairman of the Board, Mr. Bellamy.

Attendance of Directors at Annual Meeting of Stockholders

It is our policy that directors who are nominated for election at our Annual Meeting should attend the Annual Meeting. All directors who were nominated for election at our 2015 Annual Meeting attended the meeting.

Board Committees

Our Board has three standing committees: the Audit and Finance Committee, the Compensation Committee and the Nominations and Corporate Governance Committee. Each committee operates under a written charter adopted by the Board. The committee charters are each available on the company’s website at ir.williams-sonomainc.com/governance and are also available in print to any stockholder upon request.

The following table sets forth the members of each committee as of April 4, 2016, the functions of each committee, and the number of meetings held during fiscal 2015.

Committee and Members	Functions of Committee	Number of Meetings in Fiscal 2015
Audit and Finance: Adrian T. Dillon, Chair Ted W. Hall Sabrina Simmons

•  Assists our Board in its oversight of the integrity of our financial statements; the qualifications, independence, retention and compensation of our independent registered public accounting firm; the performance of our internal audit function; and our compliance with legal and regulatory requirements;

•  Prepares the report that the SEC rules require to be included in our annual proxy statement;

•  Reviews the financial impact of selected strategic initiatives,

and reviews and recommends for Board approval selected financing, dividend and stock repurchase policies and plans; and

•  Assists the Board with its oversight of our major financial risk exposures, and reviews with management such exposures and the steps management has taken to monitor and control such exposures.

		12

Compensation: Adrian D.P. Bellamy, Chair Rose Marie Bravo Anthony A. Greener Lorraine Twohill

•  Reviews and determines our executive officers’ compensation;

•  Reviews and determines our general compensation goals and guidelines for our employees;

•  Administers certain of our compensation plans and

provides assistance and recommendations with respect to other compensation plans;

•  Reviews the compensation discussion and analysis report

that the SEC rules require to be included in our annual proxy statement;

•  Assists the Board with its oversight of risk arising from our compensation policies and programs, and assesses on an annual basis potential material risk from our compensation policies and programs; and

•  Appoints, sets the compensation of, and determines

independence of any compensation consultant or other advisor retained.

		5

Nominations and Corporate Governance: Lorraine Twohill, Chair Adrian D.P. Bellamy Anthony A. Greener	• Reviews and recommends corporate governance policies; • Identifies and makes recommendations for nominees for director and considers criteria for selecting director candidates; • Considers stockholders’ director nominations and proposals; • Reviews and determines our compensation policy for our non-employee directors; • Considers resignation offers of director nominees and recommends to the Board the action to be taken with respect to each such offered resignation; and • Oversees the evaluation of our Board and our senior management team.	4

Audit and Finance Committee

The Board has determined that each member of the Audit and Finance Committee is independent under the NYSE rules, as currently in effect, and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. The Board has determined that Mr. Dillon, who serves as Chair of the Audit and Finance Committee, and Ms. Simmons are each a “financial expert” under the SEC rules. The Board has also determined that each Audit and Finance Committee member is “financially literate,” as described in the NYSE rules.

Compensation Committee

The Board has determined that each member of the Compensation Committee is independent under the NYSE rules, as currently in effect, is an outside director as such term is defined with respect to Section 162(m) of the Internal Revenue Code and is a non-employee director under Section 16(b) of the Securities Exchange Act of 1934. None of the Compensation Committee members have ever served as an officer of the Company.

Compensation Committee Interlocks and Insider Participation

Mr. Bellamy, Ms. Bravo, Mr. Greener and Ms. Twohill served as members of the Compensation Committee during fiscal 2015. During fiscal 2015, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Nominations and Corporate Governance Committee

The Board has determined that each member of the Nominations and Corporate Governance Committee is independent under the NYSE rules currently in effect. Each member of the Nominations and Corporate Governance Committee is a non-employee director.

During fiscal 2015, in furtherance of the Nominations and Corporate Governance Committee’s functions, the Committee took the following actions, among other things:

•	Evaluated the composition of the Board, and considered desired skill sets, qualities and experience for potential future Board members, as well as potential candidates;

•	Evaluated the composition of the committees of the Board;

•	Considered and recommended to the Board the submission to stockholders of the director nominees described in the company’s 2015 Proxy Statement; and

•	Managed the annual Board self-assessment process.

Director Nominations

The Nomination and Corporate Governance Committee’s criteria and process for evaluating and identifying the candidates that it selects, or recommends to the Board for selection, as director nominees are as follows:

•	The Nominations and Corporate Governance Committee periodically reviews the current composition and size of the Board;

•

The Nominations and Corporate Governance Committee manages the annual self-assessment of the Board as a whole and considers the performance and qualifications of individual members of the Board when recommending individuals for election or re-election to the Board;

•

The Nominations and Corporate Governance Committee reviews the qualifications of any candidates who have been properly recommended by stockholders, as well as those candidates who have been identified by management, individual members of the Board or, if it deems appropriate, a search firm. Such review may, in the Nominations and Corporate Governance Committee’s discretion, include a review solely of information provided to it or also may include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the Nominations and Corporate Governance Committee deems appropriate;

•

In evaluating the qualifications of candidates for the Board, the Nominations and Corporate Governance Committee considers many factors, including issues of character, judgment, independence, financial expertise, industry experience, range of experience, and other commitments. The Nominations and Corporate Governance Committee values diversity, but does not assign any particular weight or priority to any particular factor. The Nominations and Corporate Governance Committee considers each individual candidate in the context of the current perceived needs of the Board as a whole. While the Nominations and Corporate Governance Committee has not established specific minimum qualifications for director candidates, it believes that candidates and nominees must be suitable for a Board that is composed of directors (i) a majority of whom are independent; (ii) who are of high integrity; (iii) who have qualifications that will increase the overall effectiveness of the Board; and (iv) who meet the requirements of all applicable rules, such as financial literacy or financial expertise with respect to Audit and Finance Committee members;

•

In evaluating and identifying candidates, the Nominations and Corporate Governance Committee has the sole authority to retain and terminate any third party search firm that is used to identify director candidates and the sole authority to approve the fees and retention terms of any search firm;

•	After such review and consideration, the Nominations and Corporate Governance Committee recommends to the Board the slate of director nominees; and

•

The Nominations and Corporate Governance Committee endeavors to notify, or cause to be notified, all director candidates of the decision as to whether to nominate individuals for election to the Board.

There are no differences in the manner in which the Nominations and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder, management or a search firm.

Stockholder Recommendations

The Nominations and Corporate Governance Committee will consider recommendations from stockholders regarding possible director candidates for election at next year’s Annual Meeting. Pursuant to our Stockholder Recommendations Policy, the Nominations and Corporate Governance Committee considers recommendations for candidates to the Board from stockholders holding no fewer than 500 shares of the company’s common stock continuously for at least six months prior to the date of the submission of the recommendation.

A stockholder that desires to recommend a candidate for election to the Board shall direct the recommendation in writing to Williams-Sonoma, Inc., Attention: Corporate Secretary, 3250 Van Ness Avenue, San Francisco, California 94109. The recommendation must include: (i) the candidate’s name, home and business contact information; (ii) detailed biographical data and qualifications of the candidate; (iii) information regarding any relationships between the candidate and the company within the last three years; (iv) evidence of the recommending person’s ownership of company common stock; (v) a statement from the recommending stockholder in support of the candidate; and (vi) a written indication by the candidate of his or her willingness to serve if elected. A stockholder that desires to recommend a person directly for election to the Board at the company’s Annual Meeting must also meet the deadlines and other requirements set forth in Rule 14a-8 of the Securities Exchange Act of 1934 and the company’s Restated Bylaws, each of which are described in the “Stockholder Proposals” section of this Proxy Statement.

Each director nominated in this Proxy Statement was recommended for election to the Board by the Nominations and Corporate Governance Committee. The Board did not receive any director nominee recommendation from any stockholder in connection with this Proxy Statement.

Director Compensation

For fiscal 2015, non-employee directors received cash compensation and equity grants for their service on our Board and the Board committees of which they are a member, as set forth in the table below. During fiscal 2015, the equity grants were made in the form of restricted stock units. These restricted stock units vest on the earlier of one year from the date of grant or the day before the next regularly scheduled annual meeting. The number of restricted stock units granted was determined by dividing the total monetary value of each award, equal to the equity grant as identified in the following table, by the closing price of our common stock on the trading day prior to the grant date, rounding down to the nearest whole share. Directors also received dividend equivalent payments with respect to outstanding restricted stock unit awards.

Value of Annual Compensation
Annual Cash Compensation for Board Service(1)	$66,000
Annual Equity Grant for Board Service(2)(3)	$154,000
Annual Cash Compensation to Chairman of the Board(1)	$200,000
Annual Equity Grant to Chairman of the Board(2)	$200,000
Annual Cash Compensation to Chair of the Audit and Finance Committee(1)	$25,500
Annual Equity Grant to Chair of the Audit and Finance Committee(2)	$25,500
Annual Cash Compensation to Chair of the Compensation Committee(1)	$12,500
Annual Equity Grant to Chair of the Compensation Committee(2)	$12,500
Annual Cash Compensation to Chair of the Nominations and Corporate Governance Committee(1)	$8,250
Annual Equity Grant to Chair of the Nominations and Corporate Governance Committee(2)	$8,250

(1)	The annual cash compensation is paid in quarterly installments so long as the non-employee director continues to serve on the Board at the time of such payments.

(2)	The annual equity grant is awarded on the date of the Annual Meeting.

(3)	Directors who are appointed to the Board after the Company’s last Annual Meeting receive an equity grant on the appointment date on a prorated basis based on the number of days that the director is scheduled to serve between the appointment date to the Board and the date one year from the prior year’s Annual Meeting.

In addition to the compensation described above, non-employee directors received cash attendance compensation in the amount of $2,000 for each committee meeting they attended for committees of which they are a member. Directors also received reimbursement for travel expenses related to attending our Board, committee or business meetings. Non-employee directors and their spouses receive discounts on our merchandise.

Non-Employee Director Summary Compensation Table

The following table shows the compensation provided to our non-employee directors during fiscal 2015.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		All Other Compensation ($)		Total ($)
Adrian D.P. Bellamy	$298,500	$366,481	(2)	$23,250	(3)	$688,231
Rose Marie Bravo	$78,000	$153,971	(4)	$10,923	(5)	$242,894
Adrian T. Dillon	$113,500	$179,488	(6)	$6,346	(7)	$299,334
Anthony A. Greener	$86,000	$153,971	(4)	$2,392	(8)	$242,363
Ted W. Hall	$88,000	$153,971	(4)	$3,512	(9)	$245,483
Michael R. Lynch	$33,866	$—		$1,620	(10)	$35,486
Sabrina Simmons	$86,000	$153,971	(4)	$3,623	(11)	$243,594
Lorraine Twohill	$85,598	$162,187	(12)	$7,472	(13)	$255,257

(1)	Based on the fair market value of the award granted in fiscal 2015, which is calculated by multiplying the closing price of our common stock on the trading day prior to the grant date by the number of restricted units granted. The number of restricted stock units granted is determined by dividing the total monetary value of each annual equity grant as identified in the preceding table, by the closing price of our common stock on the trading day prior to the grant date, rounding down to the nearest whole share.

(2)	Represents the fair market value associated with a restricted stock unit award of 4,639 shares of common stock made on May 29, 2015, with a fair value as of the grant date of $79.00 per share for an aggregate grant date fair value of $366,481.

(3)	Includes (i) taxable value of discount on merchandise of $16,344 and (ii) dividend equivalent payments made with respect to outstanding stock unit awards of $6,906.

(4)	Represents the fair market value associated with a restricted stock unit award of 1,949 shares of common stock made on May 29, 2015, with a fair value as of the grant date of $79.00 per share for an aggregate grant date fair value of $153,971.

(5)	Includes (i) taxable value of discount on merchandise of $5,685 and (ii) dividend equivalent payments made with respect to outstanding stock unit awards of $5,238.

(6)	Represents the fair market value associated with a restricted stock unit award of 2,272 shares of common stock made on May 29, 2015, with a fair value as of the grant date of $79.00 per share for an aggregate grant date fair value of $179,488.

(7)	Includes (i) taxable value of discount on merchandise of $2,964 and (ii) dividend equivalent payments made with respect to outstanding stock unit awards of $3,382.

(8)	Includes (i) taxable value of discount on merchandise of $361 and (ii) dividend equivalent payments made with respect to outstanding stock unit awards of $2,031.

(9)	Includes (i) taxable value of discount on merchandise of $610 and (ii) dividend equivalent payments made with respect to outstanding stock unit awards of $2,902.

(10)	Includes dividend equivalent payments made with respect to outstanding stock unit awards of $1,620.

(11)	Includes (i) taxable value of discount on merchandise of $2,034 and (ii) dividend equivalent payments made with respect to outstanding stock unit awards of $1,589.

(12)	Represents the fair market value associated with a restricted stock unit award of 2,053 shares of common stock made on May 29, 2015, with a fair value as of the grant date of $79.00 per share for an aggregate grant date fair value of $162,187.

(13)	Includes (i) taxable value of discount on merchandise of $4,497 and (ii) dividend equivalent payments made with respect to outstanding stock unit awards of $2,975.

Patrick J. Connolly, one of our directors and our Executive Vice President, Chief Strategy and Business Development Officer, is not included in the table above as he is an executive officer, other than a named executive officer, who does not receive any additional compensation for his services as a director.

Director Stock Ownership Policy

The Board has approved a stock ownership policy. Each non-employee director must hold at least $400,000 worth of shares of company stock by the fifth anniversary of such director’s initial election to the Board. If a director holds at least $400,000 worth of shares of company stock during the required time period, but the value of such director’s shares decreases below $400,000 due to a drop in the company’s stock price, the director shall be deemed to have complied with this policy so long as the director does not sell shares of company stock. If a director has not complied with this policy during the required time period, then the director may not sell any shares until such director holds at least $400,000 worth of shares of company stock. All of our directors meet the ownership requirements or have been on the board for less than five years.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, both of which apply to all of our employees, including our Chief Executive Officer, Chief Financial Officer and Controller, are available on our website at ir.williams-sonomainc.com/governance. Copies of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics are also available upon written request and without charge to any stockholder by writing to: Williams-Sonoma, Inc., Attention: Corporate Secretary, 3250 Van Ness Avenue, San Francisco, California 94109. To date, there have been no waivers that apply to our Chief Executive Officer, Chief Financial Officer, Controller or persons performing similar functions under our Code of Business Conduct and Ethics. We intend to disclose any amendment to, or waivers of, the provisions of our Code of Business Conduct and Ethics that affect our Chief Executive Officer, Chief Financial Officer, Controller or persons performing similar functions by posting such information on our website at ir.williams-sonomainc.com/governance.

Communicating with Members of the Board

Stockholders and all other interested parties may send written communications to the Board or to any of our directors individually, including non-management directors and the Chairman of the Board, at the following address: Williams-Sonoma, Inc., Attention: Corporate Secretary, 3250 Van Ness Avenue, San Francisco, California 94109. All communications will be compiled by our Corporate Secretary and submitted to the Board or an individual director, as appropriate, on a periodic basis.

PROPOSAL 1

ELECTION OF DIRECTORS

Upon the recommendation of our Nominations and Corporate Governance Committee, our Board has nominated for reelection the persons set forth in the tables below. Our Board has no reason to believe that any of the nominees will be unwilling or unable to serve as a director. However, should a nominee become unwilling or unable to serve prior to the Annual Meeting, our Nominations and Corporate Governance Committee would recommend another person or persons to be nominated by our Board to stand for election, and your proxies would be voted for the person or persons selected by the committee and nominated by our Board.

There are no family or special relationships between any director nominee or executive officer and any other director nominee or executive officer. There are no arrangements or understandings between any director nominee or executive officer and any other person pursuant to which he or she has been or will be selected as our director and/or executive officer.

Information Regarding the Director Nominees

The following table sets forth information, as of April 4, 2016, with respect to each director nominee. We have also included information about each nominee’s specific experience, qualifications, attributes and skills that led the Board to conclude that he or she should serve as a director of the company, in light of our business and structure, at the time we file this Proxy Statement. Each director nominee furnished the biographical information set forth in the table.

Executive Officers:

Nominee	Director Since	Position with the Company and Business Experience, including Directorships Held During Past Five Years	Specific Experience, Qualifications, Attributes and Skills
Laura J. Alber Age 47	2010

•  Chief Executive Officer since

2010

•  President since 2006

•  President, Pottery Barn Brands,

2002 – 2006

•  Executive Vice President, Pottery

Barn, 2000 – 2002

•  Senior Vice President, Pottery

Barn Catalog and Pottery Barn Kids Retail, 1999 – 2000

•  Director, RealD Inc.

(3D technologies), 2013 – 2015

•  Extensive retail industry,

merchandising and operational experience, including 21 years of experience with the company

•  Implemented successful growth

strategies, including Pottery Barn Kids, Pottery Barn Bed + Bath and PBteen, as well as the company’s global expansion

Patrick J. Connolly Age 69	1983

•  Executive Vice President, Chief

Strategy and Business Development Officer, since 2014

•  Executive Vice President, Chief

Marketing Officer, 2000 – 2014

•  Executive Vice President, General

Manager, Catalog, 1995 – 2000

•  Director, CafePress.com

(customized and personalized products) since 2007

•  Extensive marketing experience,

including 37 years of experience with the company

•  Directed the company’s direct-to-

customer strategy, including the growth of its catalog business and the development and expansion of its e-commerce channel

Independent Directors:

Nominee	Director Since	Position with the Company and Business Experience, including Directorships Held During Past Five Years	Specific Experience, Qualifications, Attributes and Skills
Adrian D.P. Bellamy Age 74	1997

•  Chairman of the Board

•  Chair of the Compensation

Committee and member of the Nominations and Corporate Governance Committee

•  Chairman and Director, Reckitt

Benckiser plc (household, personal, health and food products) since 2003

•  Chairman, Total Wine and More

(liquor retailer) since 2011

•  Chairman and Director, Action

Holding B.V. (non-food discount retailer) since 2013

•  Director, The Gap, Inc. (clothing),

1995 – 2014

•  Chairman and Director, The Body

Shop International plc (personal care products), 2002 – 2008

•  Extensive experience as both an

executive and director in the retail industry, including 12 years as Chairman and Chief Executive Officer of DFS Group Ltd.

•  Broad perspective of the retail

industry from current and past positions on the Boards of other retailers including The Gap, The Body Shop and Gucci

Rose Marie Bravo CBE Age 65	2011

•  Member of the Compensation

Committee

•  Vice Chairman, Burberry Group

plc (apparel and accessories), 2006 – 2007

•  Chief Executive Officer, Burberry

Group plc, 1997 – 2006

•  President, Saks Fifth Avenue

(specialty department store), 1992 – 1997

•  Chairman and Chief Executive

Officer of I. Magnin, a former division of R.H. Macy & Co. (specialty department store), 1987 – 1992

•  Director, Tiffany & Co. (jewelry)

since 1997

•  Director, The Estée Lauder

Companies Inc. (beauty products) since 2003

•  Extensive knowledge of the retail

industry, with over 30 years of experience as an executive and over 18 years of experience as a public company director

•  Strong understanding of global

brand management, merchandising, marketing and product development

Nominee	Director Since	Position with the Company and Business Experience, including Directorships Held During Past Five Years	Specific Experience, Qualifications, Attributes and Skills

Adrian T. Dillon Age 62	2005

•  Chair of the Audit and

Finance Committee

•  Chief Financial and

Administrative Officer, Skype Limited (video and voice communications software), 2010 – 2011

•  Executive Vice President, Finance

and Administration, and Chief Financial Officer, Agilent Technologies, Inc. (technology testing and analysis solutions), 2001 – 2010

•  Chairman, WNS (Holdings)

Limited (outsourcing services) since 2014, Vice Chairman 2013 – 2014, Director since 2012

•  Director, Wonga, Inc. (digital

finance), 2013 – 2015

•  Director, NDS Group Ltd. (pay

television software), 2011 – 2012

•  Director, Verigy Ltd.

(semiconductors), 2006 – 2007

•  Extensive financial and accounting

expertise as chief financial officer of two large public companies

•  Deep understanding of accounting

principles and financial reporting rules and regulations, including how internal controls are effectively managed within organizations

Anthony A. Greener Age 75	2007

•  Member of the Compensation

Committee and the Nominations and Corporate Governance Committee

•  Chairman, The Minton Trust

(charity) since 2006

•  Director, WNS (Holdings) Limited

(outsourcing services) since 2007

•  Chairman, The St. Giles Trust

(charity) since 2008

•  Trustee, United Learning

(education) since 2013

•  Director, The United Church

Schools Trust (education), 2005 – 2013

•  Chairman, Qualifications and

Curriculum Authority (education), 2002 – 2008

•  Deputy Chairman, British

Telecommunications plc (telecommunications), 2000 – 2006

•  Chairman, Diageo plc (spirits,

beer and wine), 1997 – 2000

•  Chairman and Chief Executive

Officer, Guinness plc (beer and spirits), 1992 – 1997

•  Extensive experience as both an

executive and director of companies with global brands

•  Strong leadership skills with a

variety of diverse businesses and organizations, including specialty retailers

Nominee	Director Since	Position with the Company and Business Experience, including Directorships Held During Past Five Years	Specific Experience, Qualifications, Attributes and Skills
Ted W. Hall Age 67	2007

•  Member of the Audit and Finance

Committee

•  CEO & President, Long Meadow

Ranch & Affiliates (food and wine) since 1994

•  Managing Director, Mayacamas

Associates (consulting) since 2000

•  Director, Basic American Inc.

(specialty foods) since 2010

•  Director, Dolby Laboratories, Inc.

(entertainment products), 2007 – 2013

•  Director, Peet’s Coffee & Tea, Inc.

(coffee, tea and related products), 2008 – 2012

•  Chairman, Tambourine, Inc.

(specialty music production and distribution), 1998 – 2007

•  Non-Executive Chairman of the

Board, Robert Mondavi Corporation (wine), 2003 – 2005

•  Various leadership roles,

McKinsey & Company (consulting), 1972 – 2000

•  Member of Shareholder

Committee (McKinsey’s board of directors), McKinsey & Company, 1988 – 2000

•  Extensive operating and consulting

experience, as well as experience as a director at companies in the retail, food, consumer product and technology industries

•  Strong insight into the specialty

food industry through his leadership of Long Meadow Ranch

Sabrina Simmons Age 52	2015

•  Member of the Audit and Finance

Committee

•  Executive Vice President, Chief

Financial Officer, The Gap, Inc. (clothing), since 2008

•  Executive Vice President,

Corporate Finance, 2007 – 2008, Senior Vice President, Corporate Finance and Treasurer, 2003 – 2007, Vice President and Treasurer, 2001 – 2003, The Gap, Inc.

			• Extensive financial and accounting expertise as chief financial officer of a large public company • Extensive experience as an executive in the retail industry, including 15 years at The Gap, Inc.

Nominee	Director Since	Position with the Company and Business Experience, including Directorships Held During Past Five Years	Specific Experience, Qualifications, Attributes and Skills

Jerry D. Stritzke Age 55	2016

•  President, Chief Executive

Officer and Director, Recreational Equipment, Inc. (specialty outdoor gear), since September 2013

•  President and Chief Operations

Officer, Coach, Inc. (accessories), 2008 – September 2013

•  Chief Operations Officer and Co-

Leader, Victoria’s Secret, 2006 – 2007, Chief Executive Officer, Mast Industries, 2001 – 2006, Senior Vice President Operations, 1999 – 2001, Limited Brands, Inc. (clothing)

•  Director, Lululemon Athletica,

Inc. (yoga apparel), 2012 – 2013

			• Extensive experience in specialty retail and operations, including over 17 years as a retail executive • Strong insight into global and multi-channel brands

Lorraine Twohill Age 45	2012

•  Chair of the Nominations and

Corporate Governance Committee and member of the Compensation Committee

•  Head of Global Marketing, Google

Inc. (Internet search, advertising) since 2009

•  Head of Marketing Europe,

Middle East and Africa, Google Inc. 2003 – 2009

•  Director, Telegraph Media Group

(newspapers) since 2009

			• Extensive marketing knowledge, with over 20 years of experience, and strong experience in digital and social media • Strong insight into brand management and global issues

Required Vote for This Proposal

The election of each director nominee requires the affirmative vote of a majority of the votes cast at the Annual Meeting with respect to each nominee. The number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee for the nominee to be elected as a director to serve until the next annual meeting or until his or her successor has been duly elected and qualified.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL OF THE DIRECTOR NOMINEES LISTED ABOVE.

PROPOSAL 2

AMENDMENT AND RESTATEMENT OF OUR 2001 INCENTIVE BONUS PLAN

This is a proposal asking stockholders to approve the extension of the term of the amended and restated Williams-Sonoma, Inc. 2001 Incentive Bonus Plan from January 25, 2017 to the date of our annual meeting of stockholders in 2021, and to approve the material terms of the plan for purposes of satisfying the stockholder approval requirement under Section 162(m) of the Internal Revenue Code. The plan is currently due to expire on January 25, 2017. If approved, the amended and restated 2001 Incentive Bonus Plan will be effective upon stockholder approval.

The amended and restated 2001 Incentive Bonus Plan is intended to achieve the company’s goals and receive a federal income tax deduction for certain compensation paid under the plan. If stockholders do not approve the amended and restated 2001 Incentive Bonus Plan and the material terms of the plan, bonuses for fiscal 2016 and thereafter will not be paid under the plan. Stockholders last approved the 2001 Incentive Bonus Plan in 2012. The amended and restated plan is attached to this Proxy Statement as Exhibit A.

Changes Being Made to the Current Plan

Below is a summary of the changes being made to the 2001 Incentive Bonus Plan, which is qualified in its entirety by the terms of the amended and restated plan attached to this Proxy Statement as Exhibit A:

•	Extension of the plan term until the date of our annual meeting of stockholders in 2021;

•	Revisions to the performance goals and adjustments thereto under which bonuses may be paid under the plan;

•	Revising the circumstances under which the committee can waive the employment and performance goal requirements under the plan;

•	Revising the plan’s eligibility provisions to provide for the ability to make awards to other key employees of the Company; and

•	Updates to reflect best practices, and certain clarifying changes.

Board Approval of the Amended and Restated Plan

On March 24, 2016, our Board approved the amended and restated 2001 Incentive Bonus Plan, subject to approval from our stockholders at the Annual Meeting. Our named executive officers have an interest in this proposal because they are eligible to receive plan awards.

Summary of the Amended and Restated Plan

The following is a summary of the principal features of the amended and restated 2001 Incentive Bonus Plan and its operation. This summary is qualified in its entirety by the amended and restated 2001 Incentive Bonus Plan attached as Exhibit A.

Purpose of the Plan

The amended and restated 2001 Incentive Bonus Plan is intended to motivate and reward participants by making a significant portion of their cash compensation directly dependent upon achieving the company’s objectives. The amended and restated 2001 Incentive Bonus Plan accomplishes this by providing additional compensation to the company’s executive officers and other key employees as an incentive to attain the company’s goals. The amended and restated 2001 Incentive Bonus Plan also functions as a retention tool, helping to ensure the continued availability of the services of the executive officers and other key employees to the company.

The amended and restated 2001 Incentive Bonus Plan also is designed with the intention that compensation paid under the plan qualify as “performance-based” compensation under Section 162(m). Under Section 162(m), the company may not receive a federal income tax deduction for compensation paid to our Chief Executive Officer or any of the next three most highly compensated executive officers (other than the Chief Financial Officer) to the extent that it exceeds $1,000,000 in any one fiscal year. However, the company may deduct compensation in excess of $1,000,000 if it qualifies as performance-based compensation under Section 162(m). Payments under the amended and restated 2001 Incentive Bonus Plan are intended to qualify as performance-based compensation, thereby permitting the company to receive a federal income tax deduction for the payment of incentive compensation. However, because of the fact-based nature of the performance-based compensation exception under Section 162(m) and the limited availability of binding guidance thereunder, we cannot guarantee that awards made under the Bonus Plan that are intended to qualify as performance-based compensation under Section 162(m) will in fact so qualify. For awards granted under the 2001 Incentive Bonus Plan to qualify as “performance-based” compensation under Section 162(m), among other things, our stockholders must approve the proposed amendments and the material terms of the plan at the 2016 Annual Meeting. A favorable vote for this proposal is necessary for us to continue to deduct certain executive compensation in excess of $1,000,000 and provide us with potentially significant future tax benefits and associated cash flows.

Plan Administration

The 2001 Incentive Bonus Plan is administered by a committee (the “committee”) of the company’s Board, consisting of two or more directors. The members of the committee must qualify as “outside directors” under Section 162(m) for purposes of qualifying compensation under the plan as performance-based compensation. Currently, the committee administering the plan is the Compensation Committee of the Board, of which all members are “outside directors.”

Powers of the Committee

The committee has full power to administer the plan, including adopting, amending or revoking rules or procedures as it deems proper for the administration of the plan. Subject to the terms of the plan, the committee has sole discretion to interpret the plan, make all determinations for the administration of the plan, grant bonus awards under the plan, including determining the terms and conditions of each award, such as the target amount and the performance goals, and at any time reduce any award to be paid out under the plan.

Eligibility to Receive Awards

Executive officers, employees who are deemed “covered employees” for purposes of Section 162(m) and other key employees are eligible to participate in the amended and restated 2001 Incentive Bonus Plan. For purposes of Section 162(m), covered employees include our Chief Executive Officer and the company’s next three most highly compensated executive officers (other than the Chief Financial Officer). Except as otherwise determined by the committee, a participant whose employment or service relationship with the company terminates before the end of any award period generally is not entitled to participate in the plan or receive any awards under the plan in the then current or a later fiscal year, unless he or she again becomes eligible to participate in the plan.

Establishment of Target Awards

For each award period, the committee may establish a performance award target based upon the achievement of a specified goal for each plan participant. Award periods consist of one or more fiscal years of the company, or one or more quarters of the company, as the committee determines, and the award periods may be different for different awards. The committee must establish performance goals for an award no later than the earlier of 90 days after the first day of the award period or the date on which 25% of the award period has elapsed. The maximum award under the plan for each award period may not exceed ten million dollars for any participant.

Payout Amounts

For each award period, the covered employee is entitled to receive an award equal to the specific amount determined using the formulas that have been established for that award. The committee has the discretion to decrease the amount of any award payable under the plan (for any reason, including, without limitation, individual performance) but cannot increase the amount once the plan has been determined.

Performance Goals

Performance goals are goals that require the achievement of a quantifiable metric over an established period of time. This allows the committee to make performance goals applicable to a participant with respect to an award. At the committee’s discretion, one or more of the following performance goals may apply to an award: (i) revenue (on an absolute basis or adjusted for currency effects); (ii) cash flow (including, without limitation, operating cash flow, free cash flow or net cash flow); (iii) cash position; (iv) earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings or earnings before interest, taxes, depreciation and amortization); (v) earnings per share; (vi) gross margin; (vii) net income; (viii) operating expenses or operating expenses as a percentage of revenue; (ix) operating income or net operating income; (x) return on assets or net assets; (xi) return on equity; (xii) return on sales; (xiii) total stockholder return; (xiv) stock price; (xv) growth in stockholder value relative to the moving average of the S&P 500 Index, or another index; (xvi) return on capital; (xvii) return on investment; (xviii) economic value added; (xix) operating margin; (xx) market share; (xxi) overhead or other expense reduction; (xxii) credit rating; (xxiii) objective customer indicators; (xxiv) objective improvements in productivity; (xxv) attainment of objective operating goals; (xxvi) objective employee metrics; (xxvii) return ratios; (xxviii) profit; (xxix) objective qualitative milestones; or (xxx) other objective financial or other metrics relating to the progress of the company or to a subsidiary, division or department thereof.

These performance goals may apply to company performance as a whole or, except with respect to stockholder return metrics, to a region, business unit, affiliate or business segment. The goals may be measured either on an absolute basis, a per-share basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, in each case as specified by the committee. Performance goals may be different from participant to participant, within or between award periods and from award to award.

Financial performance measures may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting standards established by the International Accounting Standards Board (“IASB Standards”) or may be adjusted by our committee when established, in a manner that complies with the performance-based compensation exception under Section 162(m), to exclude or include any objective and nondiscretionary items from the results determined under GAAP or under IASB Standards.

Payment of Awards Under the Plan

Before awards are paid under the plan, the committee must certify that the performance goal for the award has been satisfied. Awards under the plan are paid in cash, reasonably promptly following the conclusion of the award period and the committee’s certification that the applicable performance goals have been satisfied. In no event are the awards paid later than the fifteenth day of the third month after the conclusion of the fiscal year of the company in which the award period ends.

Effect of Termination of Employment; Waiver of Performance Goals

Except as otherwise determined by the committee, a participant in the plan is generally required to be employed through the last day of an award period in order to receive an award. A participant may not receive an award unless the applicable performance goal(s) are satisfied, unless determined by the committee that the award would be paid if the participant dies, becomes disabled, or in the event there is a change in control of the company (or upon certain terminations of employment following a change in control). If the award is paid in such an event without satisfaction of the applicable performance goal(s), it will not constitute performance-based compensation for purposes of Section 162(m).

Amendment or Termination of the Plan

The Board generally may amend, suspend or terminate the plan at any time and for any reason. Amendments will be contingent on stockholder approval in the event that the amendment raises the maximum award limit under the plan or if required by applicable law or to continue to allow awards to qualify as performance-based compensation under Section 162(m). By its terms, if approved, the amended and restated 2001 Incentive Bonus Plan will be effective upon approval and remain in effect until our annual meeting of stockholders in 2021, unless it is re-approved by the company’s stockholders at or before this time or is earlier terminated by the Board.

Specific Awards to be Granted Under the Plan

Awards under the amended and restated 2001 Incentive Bonus Plan to executive officers and other key employees are at the discretion of the committee and payout is determined based on actual future performance, so these awards and payouts cannot now be determined with certainty. The table below shows the bonuses paid to our named executive officers and select key employees for fiscal 2015. Since our executive officers are eligible to receive awards under the 2001 Incentive Bonus Plan, our executive officers have an interest in this proposal. No outside directors are eligible to participate in the plan.

Name and Position	Fiscal 2015 Cash Award
Named Executive Officers
Laura J. Alber, Director, President and Chief Executive Officer	$2,600,000
Julie P. Whalen, Executive Vice President, Chief Financial Officer	$650,000
Sandra N. Stangl, President, Pottery Barn Brands	$1,000,000
Janet M. Hayes, President, Williams-Sonoma Brand	$800,000
James W. Brett, Jr., President, West Elm Brand	$1,800,000
All current executive officers as a group (seven persons)	$7,500,000
All current non-employee directors as a group (eight persons)	$—
All employees, including all current officers who are not executive officers or directors, as a group	$2,325,000
TOTAL	$9,825,000

Recommendation that the 2001 Incentive Bonus Plan be Amended and Restated and its Material Terms Approved

We believe that the amended and restated plan is essential to our continued success. Our employees are our most valuable assets, and cash bonuses provided under the plan will substantially assist us in continuing to attract and retain key employees. Such awards also are crucial to our ability to motivate employees to achieve our goals.

Required Vote for this Proposal

To approve this proposal, a majority of voting power entitled to vote thereon, present in person or represented by proxy, at the Annual Meeting must vote “FOR” this proposal.

Effective Date of the Amended and Restated Plan

The amended and restated plan would be effective upon its approval by our stockholders and remain in effect until our annual meeting of stockholders in 2021, unless it is re-approved by the company’s stockholders at or before this time or is earlier terminated by the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2001 INCENTIVE BONUS PLAN.

PROPOSAL 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

This is a proposal asking stockholders to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the “Dodd-Frank Act,” and the applicable SEC rules. This proposal is commonly known as a “Say on Pay” proposal, and gives our stockholders the opportunity to express their views on the compensation of our Named Executive Officers.

Compensation Program and Philosophy

As described in detail under the heading “Executive Compensation,” our executive officer compensation program is constructed to attract, retain and motivate highly qualified personnel in support of our primary objective of creating long-term value for stockholders, while maintaining direct links between executive pay, individual performance, the company’s financial performance and stockholder returns. A significant portion of individual compensation is directly dependent on the company’s achievement of financial goals, which we believe aligns executive interests with stockholder interests and encourages long-term stockholder returns.

Fiscal 2015 Compensation Summary

To align our executive compensation packages with our executive compensation philosophy, the following compensation actions were approved by the Compensation Committee for fiscal 2015:

•

Adjustments to Base Salary: Certain executive officers received base salary increases in light of demonstrated strong performance. The base salary of our Chief Executive Officer was increased for the first time since fiscal 2012 in light of continued strong performance and increased complexity of the business.

•

Performance-Based Cash Bonus: Performance-based cash bonuses were paid for fiscal 2015 performance based on the company’s earnings per share goal, the achievement of positive net cash from operating activities, business unit performance and the individual performance of our Named Executive Officers.

•

Performance-Based and Time-Based Equity: In fiscal 2015, our Named Executive Officers were granted performance stock units (PSUs) with variable payout based on a three-year performance metric and restricted stock units (RSUs) with both performance and service vesting. The PSUs granted in fiscal 2015 vest 100% after three years based upon achievement of pre-established earnings goals. The RSUs granted in fiscal 2015 vest 25% per year over a four-year period beginning on the grant date, subject to the achievement of positive net cash from operating activities in fiscal 2015, which has been achieved.

In addition to the above summary, stockholders are encouraged to read the “Executive Compensation” section of this Proxy Statement for details about our executive compensation programs, including information about the fiscal 2015 compensation of our Named Executive Officers.

We are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the 2016 Annual Meeting:

“RESOLVED, that the company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the company’s Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Executive Compensation, the tabular disclosure regarding such compensation and the accompanying narrative disclosure.”

Required Vote for this Proposal

To approve this proposal, a majority of voting power entitled to vote thereon, present in person or represented by proxy, at the Annual Meeting must vote “FOR” this proposal.

This Say on Pay vote is advisory, and therefore not binding on the company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 3 if you want your broker to vote your shares on the matter.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

This is a proposal asking stockholders to ratify the selection of Deloitte & Touche LLP, or Deloitte, as our independent registered public accounting firm for the fiscal year ending January 29, 2017. The Audit and Finance Committee selected Deloitte as our independent registered public accounting firm for the fiscal year ending January 29, 2017, subject to ratification by our stockholders. Although stockholder ratification of our independent registered public accounting firm is not required by law, as a matter of corporate governance, we are requesting that our stockholders ratify such selection.

A Deloitte representative will be present at the Annual Meeting, and will have the opportunity to make a statement and to respond to appropriate questions.

Deloitte Fees and Services

Deloitte has audited our financial statements for the last 36 years. Based in part upon information provided by Deloitte, the Audit and Finance Committee determined that Deloitte is independent under applicable independence standards. The Audit and Finance Committee has reviewed and discussed the fees billed by Deloitte for services in fiscal 2015, as detailed below, and determined that the provision of non-audit services was compatible with Deloitte’s independence.

Deloitte provided the company with the following services:

Audit Fees

Deloitte billed approximately $2,021,000 for fiscal 2015 and $1,784,000 for fiscal 2014 for professional services to (i) audit our consolidated financial statements and perform an assessment of the effectiveness of our internal control over financial reporting included in our Annual Report on Form 10-K, (ii) review our condensed consolidated financial statements included in our quarterly reports on Form 10-Q, (iii) audit our 401(k) plan, and (iv) audit our statutory reports for our global entities.

Tax Fees

Deloitte billed a total of approximately $110,000 for fiscal 2015 and $141,000 for fiscal 2014 for tax services. Tax services included approximately: (i) $96,000 for fiscal 2015 and $95,000 for fiscal 2014 for tax compliance services, which included consultation for the preparation of our federal, state and local tax returns; and (ii) $14,000 for fiscal 2015 and $46,000 for fiscal 2014 for tax consulting services.

All Other Fees

Deloitte billed a total of approximately $30,000 for fiscal 2015 and $27,000 for fiscal 2014 for all other fees. All other fees consisted of sustainability consulting fees and license fees related to the use of Deloitte’s online accounting research tool.

During fiscal 2015 and 2014, Deloitte did not perform any prohibited non-audit services or audit-related services for us.

Pre-Approval Policy

All services performed by Deloitte, whether audit or non-audit services, must be pre-approved by the Audit and Finance Committee or a designated member of the Audit and Finance Committee, whose decisions must be reported to the Audit and Finance Committee at its next meeting. Pre-approval cannot be obtained more than one year before performance begins and can be for general classes of permitted services such as annual audit services or tax consulting services. All fees paid to Deloitte for fiscal 2015 and fiscal 2014 were pre-approved by the Audit and Finance Committee.

Required Vote for this Proposal

To approve this proposal, a majority of voting power entitled to vote thereon, present in person or represented by proxy, at the Annual Meeting must vote “FOR” this proposal.

If stockholders vote against this proposal, the Audit and Finance Committee will consider interviewing other independent registered public accounting firms. There can be no assurance, however, that it will choose to appoint another independent registered public accounting firm if this proposal is not approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 29, 2017.

AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee oversees the company’s financial reporting process on behalf of the Board. In meeting these responsibilities, as described under the heading “Corporate Governance—Board Committees”, we perform the following functions:

•	Monitor the integrity of the company’s financial reports, earnings and guidance press releases, and other company financial information;

•

Appoint and/or replace the independent registered public accounting firm, pre-approve all audit and non-audit services of the independent registered public accounting firm, and assess its qualifications and independence;

•	Review the performance of the company’s internal audit function, the company’s auditing, accounting and financial reporting procedures, and the company’s independent registered public accounting firm;

•	Monitor the company’s compliance with legal and regulatory requirements;

•	Monitor the company’s system of internal controls and internal control over financial reporting;

•	Retain independent legal, accounting or other advisors when necessary and appropriate;

•	Review the financial impact on the company of selected strategic initiatives and selected financing plans, and develop and recommend policies related to dividend and stock repurchase programs; and

•

Review with management the company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the company’s risk assessment and risk management policies.

In performing these functions, we took the following actions, among other things, related to fiscal 2015:

•

Reviewed and discussed the company’s audited consolidated financial statements for fiscal 2015 and unaudited quarterly condensed consolidated financial statements for fiscal 2015 with management and Deloitte;

•	Reviewed, discussed with management and approved the company’s periodic filings on Forms 10-K and 10-Q;

•	Reviewed, discussed with management and approved all company earnings and guidance press releases;

•	Reviewed and discussed the company’s internal control over financial reporting with management and Deloitte;

•	Reviewed and discussed with the company’s internal audit department the company’s internal audit plans, the significant internal audit reports issued to management and management’s responses;

•

Reviewed and discussed with management and the company’s internal audit department the company’s major financial risk exposures, including with regard to legal and regulatory matters, and the company’s risk assessment and risk management policies;

•	Met with Deloitte, with and without management present, to discuss the overall quality of the internal and external audit process and the financial reporting process;

•

Reviewed and discussed with management, the company’s internal audit department and Deloitte the sufficiency of the company’s information technology systems, including how such systems support effective internal controls; and

•

Discussed with Deloitte its independence from the company based on the following: (i) our confirmation that no member of Deloitte’s current or former audit team is or has been employed by the company in a financial reporting oversight role; (ii) our review of audit and non-audit fees; and (iii) the written communications from Deloitte as required by Public Company Accounting Oversight Board, or PCAOB, requirements.

During fiscal 2015, we discussed the following other matters, among other things, with Deloitte:

•	Deloitte’s responsibilities in connection with the audit of the company’s financial statements and matters relating to Deloitte’s independence;

•	Deloitte’s annual letter describing its internal quality control procedures;

•	The company’s internal control over financial reporting;

•	Any significant issues arising during the audit and any other matters relating to the conduct of the audit of the company’s financial statements; and

•

Matters required to be discussed pursuant to relevant PCAOB and SEC requirements, including the quality of the company’s accounting principles, the soundness of significant judgments and the clarity of disclosures in the company’s financial statements.

The Audit and Finance Committee hereby reports as follows:*

(1) The Audit and Finance Committee has reviewed and discussed the company’s audited financial statements with management and Deloitte;

(2) The Audit and Finance Committee has discussed with Deloitte the matters required by PCAOB Auditing Standard No. 16, Communications with Audit Committees;

(3) The Audit and Finance Committee has received the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit and Finance Committee concerning independence and has discussed with Deloitte its independence; and

Based on the review and discussions referred to in items (1) through (3) above, the Audit and Finance Committee recommended to the Board that the audited financial statements be included in the company’s Annual Report on Form 10-K for fiscal 2015 for filing with the SEC.

AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS

Adrian T. Dillon, Chair

Ted W. Hall

Sabrina Simmons

*	This report shall not be deemed to be (i) “soliciting material,” (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended, or (iv) subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference into any of our other filings under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except to the extent we specifically incorporate them by reference into such filing.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The following table provides certain information about our executive officers as of April 4, 2016. Our executive officers are appointed by and serve at the pleasure of our Board, subject to rights, if any, under employment contracts.

Name	Position with the Company and Business Experience

Laura J. Alber Age 47	*

Julie P. Whalen Age 45	• Executive Vice President, Chief Financial Officer since 2012 • Treasurer, 2011 – 2014 • Senior Vice President, Controller, 2006 – 2012 • Vice President, Controller, 2003 – 2006

James W. Brett, Jr. Age 46	• President, West Elm Brand since 2010 • Chief Merchandising Manager, Urban Outfitters, Inc., 2007 – 2010 • Merchandise Manager, Anthropology, Urban Outfitters, Inc., 2003 – 2007

Patrick J. Connolly Age 69	*

Janet M. Hayes Age 48

•    President, Williams-Sonoma Brand since 2013

•    President, Pottery Barn Kids and PBteen Brands, 2010 – 2013

•    Executive Vice President, Pottery Barn Kids and PBteen Brands, 2008 – 2010

•    Senior Vice President and General Merchandising Manager, Pottery Barn, 2007 – 2008

David R. King Age 47

•    Senior Vice President, General Counsel and Secretary since 2011

•    Vice President, Deputy General Counsel, 2010 – 2011

•    Vice President, Associate General Counsel, 2006 – 2010

•    Director, Associate General Counsel, 2004 – 2006

Sandra N. Stangl Age 48

•    President, Pottery Barn Brands (Pottery Barn, Pottery Barn Kids and PBteen) since 2013

•    President, Pottery Barn Brand, 2008 – 2013

•    Executive Vice President, Pottery Barn Kids and PBteen Brands, 2006 – 2008

•    Senior Vice President, General Merchandising Manager, 2003 – 2006

•    Senior Vice President, Product Development, 2002 – 2003

*	Biographical information can be found in the table under the section titled “Information Regarding the Director Nominees” beginning on page 14 of this Proxy Statement.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our compensation program, the compensation decisions we made under our program, and the reasoning underlying those decisions. This discussion and analysis focuses on the compensation of our “Named Executive Officers,” who in fiscal 2015 were:

Laura J. Alber	Director, President and Chief Executive Officer

Julie P. Whalen	Executive Vice President, Chief Financial Officer

Sandra N. Stangl	President, Pottery Barn Brands

Janet M. Hayes	President, Williams-Sonoma Brand

James W. Brett, Jr.	President, West Elm Brand

Compensation Discussion and Analysis – Executive Summary

Our compensation decisions begin with the objective of paying for performance. Our stockholders cast a substantial vote in favor of our fiscal 2014 executive compensation at our 2015 Annual Meeting of Stockholders. Our fiscal 2015 financial performance was above fiscal 2014 levels (including another year of record net revenues in fiscal 2015). For fiscal 2015, the Compensation Committee took the following steps in support of the Company’s executive pay for performance philosophy.

•

We continued to grant performance stock units (PSUs) as part of our equity program, with variable payout based on a cumulative three-year earnings goal and subject to 100% cliff vesting at the end of the three-year performance period.

•

The weighting of PSUs granted to our Named Executive Officers (other than the Chief Executive Officer) increased from 20% of long-term incentives in fiscal 2014 to 30% in fiscal 2015, further aligning executive pay with stockholder interests. The weighting of PSUs for the Chief Executive Officer was adjusted from 70% of long-term incentives in fiscal 2014 to 50% in fiscal 2015 to align with competitive practices among our peer group.

•	90% of the total target compensation of our Chief Executive Officer was based on company performance.

•

We set the fiscal 2015 earnings per share target under our annual bonus plan significantly higher than our actual earnings per share for fiscal 2014 and did not increase target cash bonus percentages for our Named Executive Officers.

In addition to actual results, we consider how our performance results were achieved. Our company values guide the way we think and approach our business, and we measure executive performance with respect to these values as we make compensation decisions. This assessment is reflected in the compensation recommendations that our Chief Executive Officer makes to the Compensation Committee with respect to the other Named Executive Officers and the Compensation Committee’s decisions with respect to the compensation of our Chief Executive Officer.

Our Values

Everything we do revolves around our mission to enhance our customers’ lives at home. We are committed to quality and service, and delivering an inspiring retail experience. Our core values include:

People First

We believe that our company has no limit and is driven by our associates and their imagination. We are committed to an environment that attracts, motivates and recognizes high performance.

Customers

We are here to please our customers – without them, nothing else matters.

Quality

We take pride in everything we do. From our people to our products, and in our relationships with business partners and our community, quality is our signature.

Stockholders

We are committed to providing a superior return to our stockholders. It’s everyone’s job.

Integrity

We do business with the highest level of integrity. Every day, in everything we do.

Corporate Responsibility

We will build sustainability into every corner of our enterprise so that our continued financial success will enhance the lives of our many stakeholders, the communities where we have a business presence and the natural environment upon which we rely.

Fiscal 2015 Performance Highlights

Fiscal 2015 was a year of solid performance for our company, and we experienced growth in both net revenues and earnings per share despite a challenging environment. We experienced balanced growth across both channels, driven by our highly profitable e-commerce business, which grew to 51% of our total revenue. Fiscal 2015 financial achievements included:

•	Net revenues increased 5.9% to $4.976 billion.

•	Diluted earnings per share reached $3.37.

•	E-commerce net revenues grew 6.4% and generated 51% of our total net revenues in fiscal 2015, compared to 50% in fiscal 2014. Retail net revenues grew 5.4%.

•	International operations grew more than 25%.

•	We returned $353 million to our stockholders through stock repurchases and dividends.

At the same time, we made progress against our long-term strategic growth initiatives. Highlights of our fiscal 2015 achievements include:

•

Strengthening our brands – Comparable brand revenue growth across our business in fiscal 2015 was 3.7%, following 7.1% growth in fiscal 2014. West Elm net revenues increased 22.7%. Our innovative, exclusive products and our high-service multi-channel model, along with brand-specific initiatives, led to this performance.

•

Laying the foundation for global expansion and new business development – Our international operations saw net revenue growth of more than 25% and improving profitably. Our franchise partners currently operate 28 stores in the Middle East, 6 stores in the Philippines and 14 stores and e-commerce websites in Mexico, and in fiscal 2016 we expect our franchise partner in Mexico to open 15 additional new stores. During the year, we also signed a new franchise agreement, and we expect stores to open in South America in fiscal 2017. Additionally, we now have 19 company-owned stores in Australia and 1 store in the United Kingdom. We also saw strong results from our newest businesses – Rejuvenation and Mark and Graham – which together grew net revenues 38% in fiscal 2015.

•

Investing in e-commerce, as well as technology and infrastructure – We continued to enhance our technologies to improve customer service and advance the flexibility and capacity of our e-commerce platform. In fiscal 2015, e-commerce represented 51% of our net revenues.

We have driven consistent profitable growth through innovation, operational excellence and our customer-centered approach, along with financial discipline. We believe that our long-term outlook is strong and that there is a significant opportunity to expand our reach domestically and globally.

Our Compensation Program Aligns and Advances Executive and Stockholder Interests

Our compensation program is constructed to attract, motivate and retain exceptional executives in support of our primary objective to create long-term value for stockholders. Fundamentally, we believe that earnings per share, or EPS, is the measure most closely aligned with long-term stockholder value and, as such, each executive’s bonus payout is dependent on the company’s achievement of an annual EPS goal.

The chart below illustrates the year over year increases of our target EPS goal under our 2001 Incentive Bonus Plan, as well as our actual EPS. Our performance goal is consistently set higher than the previous year’s actual EPS performance.

Similarly, our equity compensation and stock ownership guidelines are structured to encourage our executives to deliver long-term sustained growth in our stock price. We believe this dual approach aligns executive and stockholder interests. When we exceed targeted performance levels and/or our stock price appreciates, our executives’ compensation opportunity is substantially increased. When we do not achieve targeted performance levels, our executives’ actual compensation is reduced.

The charts below summarize our EPS growth and total stockholder return (TSR) over the past five years, and compare our five-year cumulative TSR to our proxy peer group companies and certain market indices. These returns assume an initial investment of $100 on January 31, 2011 (the first day of fiscal 2011) and reinvestment of dividends. Company performance against our peers and retail industry is reviewed and considered when making compensation decisions, such that our compensation program is effective in incenting and linking performance with appropriate rewards.

Stockholders Supported Our Compensation Program in 2015

Our stockholders express their views on our compensation program and compensation decisions annually by casting votes in favor of or against our annual Say on Pay proposal. At the 2015 Annual Meeting of Stockholders, over 91% of the votes cast were in favor of our Say on Pay proposal. The Compensation Committee considered this advisory vote in determining whether our stockholders continue to support our compensation policies and our compensation decisions, and concluded that it demonstrates continued support.

Overview of 2015 Compensation Decisions

In fiscal 2015, we continued to advance our business and strategic objectives. Our compensation decisions for fiscal 2015 were intended to reward the achievements of fiscal 2015, drive strong performance in fiscal 2016, provide incentives for long-term growth, and retain our key executives. These decisions included:

•

Base Salaries. Certain executives received base salary increases to position them more appropriately in light of demonstrated strong performance and increased business complexity. The base salary of our Chief Executive Officer was also increased for the first time since 2012.

•

Annual Bonuses. Our Named Executive Officers earned bonus payouts ranging from 86% of target to 180% of target based on both company and individual performance for fiscal 2015. Target cash bonus percentages for fiscal 2015 remained unchanged from fiscal 2014.

•

Long-Term Incentives. We granted two forms of equity awards in fiscal 2015, restricted stock units (RSUs) and performance stock units (PSUs). PSUs were granted in fiscal 2015 with a variable payout based on achievement of a cumulative three-year earnings goal. The PSUs granted in fiscal 2015 vest fully and are paid out after three years, if at all, based on company performance. The RSUs granted in fiscal 2015 included a one-year performance-based vesting requirement and a time-based vesting schedule of 25% per year over a four-year period.

We believe our fiscal 2015 long-term incentive structure provides an appropriate mix of retention for our top executive talent and at-risk incentive to drive long-term performance.

The charts below illustrate the proportion of each element of our Named Executive Officers’ and our Chief Executive Officer’s fiscal 2015 compensation as reported in the Summary Compensation Table on page 46.

Overview of Chief Executive Officer Compensation

Since becoming Chief Executive Officer in 2010, Ms. Alber’s leadership of the company has driven year-over-year gains in revenue, profitability, and EPS. The compensation of our Chief Executive Officer is designed to pay for performance; 90% of Ms. Alber’s total compensation opportunity for fiscal 2015 was comprised of variable incentive-based compensation, which aligns with and advances stockholders’ interests. Listed below are the main elements of pay and a summary of the Compensation Committee’s decisions related to the compensation of our Chief Executive Officer for fiscal 2015.

•	Base Salary. Base salary was increased for the first time since fiscal 2012 in light of continued strong performance and increased complexity of the business.

•

Annual Bonus. Annual bonus for fiscal 2015 was paid at 124% of target, based on an assessment of company and individual performance and represented a 20% decrease from the annual bonus Ms. Alber received in fiscal 2014 .

•

Long-Term Incentives. We granted long-term incentive awards of 65,350 RSUs with a one-year performance-based vesting requirement and a time-based vesting schedule of 25% per year over a four-year period. Additionally, we granted 65,350 PSUs at target payout subject to a cumulative three-year earnings goal and a three-year cliff vesting schedule.

Compensation Governance

We maintain compensation practices that are aligned with prevalent and sustainable corporate governance principles intended to encourage actions that are in the long-term interests of stockholders and the company, and discourage actions such as excessive risk-taking and other actions contrary to the long-term interests of stockholders. Below, we highlight key elements of our compensation governance.

Compensation Practices We Follow

•

We pay for performance. With the exception of base salary and benefits, our compensation elements are incentive-based or tied to company stock performance. Variable pay constitutes over 75% of total target compensation for our Named Executive Officers other than our Chief Executive Officer, whose variable pay for fiscal 2015 was 90% of total target compensation.

•

We structure each element of compensation with a specific purpose. Our process for making compensation decisions involves a strategic review of the role and the level of each element of compensation, as well as the balance of short-term and long-term compensation opportunities.

•

We set meaningful stock ownership guidelines. Our expectations for stock ownership align executives’ interests with those of our stockholders. The ownership guideline for our Chief Executive Officer is five times base salary. The guideline for the Named Executive Officers (other than the Chief Executive Officer) and certain other executives is two times base salary. All of our Named Executive Officers meet or exceed the stock ownership guidelines or comply with the stock retention requirements for vested restricted stock units that are designed to bring the executive up to the guideline ownership level.

•

We review our equity plan share usage regularly. On an annual basis, the Compensation Committee reviews and evaluates our share dilution, burn rate and overhang levels with respect to equity compensation plans and their impact on stockholder dilution. The Compensation Committee is also provided this information at each committee meeting.

•

We provide limited perquisites. Our Named Executive Officers are not provided with any special perquisites or benefits that are not otherwise offered broadly to associates of the company, with the exception of $12,000 in financial consulting services offered to a limited number of executives. These benefits are for financial counseling to address the complexity of the executives’ financial circumstances.

•

We adopted double-trigger, not single-trigger, change in control benefits. Our Management Retention Plan provides for accelerated vesting of equity awards and salary and bonus payouts after a change in control, but only if an executive is involuntarily terminated without cause or separates for good reason.

•

We consider the views of stockholders on an annual basis. We provide stockholders with an annual Say on Pay advisory vote, and the Compensation Committee reviews and takes into account the results of this vote.

•	We engage an independent compensation consulting firm. The Compensation Committee’s independent consultant does not provide any other advisory or consulting services to the company.

Compensation Practices We Do Not Follow

•	We do not provide excise tax gross-ups or gross-ups of any kind.

•	We do not allow hedging, pledging or short sales of company stock.

•	We do not pay dividends on unvested performance-based RSUs and PSUs.

•	We do not grant stock options or stock appreciation rights with exercise prices below 100% of fair market value.

•	We do not reprice underwater stock options or stock appreciation rights without stockholder approval.

•	We do not permit personal use of our corporate aircraft.

Roles in Determining Executive Compensation

The Compensation Committee makes compensation decisions related to the compensation of the Named Executive Officers with the input and recommendations of the Chief Executive Officer (other than with respect to her own compensation). Management provides the Compensation Committee with analyses and recommendations developed internally with the Chief Executive Officer. The Compensation Committee reviews these materials with its compensation consultant and considers the consultant’s advice as part of its decision-making process, including the consultant’s advice regarding the selection of appropriate peers for inclusion in the company’s proxy peer group. With respect to the Chief Executive Officer’s base salary, the Compensation Committee makes a recommendation to the independent members of the Board of Directors, and all independent Directors determine any base salary adjustments for the Chief Executive Officer.

Role of Compensation Committee

Each year, the Compensation Committee determines appropriate business targets for the fiscal year and evaluates executives’ performance against those targets. As the Compensation Committee structures the executive compensation program, it considers accounting and tax implications of each compensation element, as well as stockholder dilution in the case of equity awards. The Compensation Committee updates the Board of Directors regarding compensation decisions for executives and for the Chief Executive Officer, with the exception of adjustments to her base salary, which are determined by the independent members of the Board, as described above. The Compensation Committee’s role is further detailed in the Compensation Committee Charter, which is available on the company’s website at ir.williams-sonomainc.com/governance.

In making compensation decisions, the Compensation Committee reviews each executive’s past and current compensation and analyzes each of the following:

•	Each Named Executive Officer’s achievement of established financial and operating objectives for that executive’s area of responsibility;

•

The total compensation opportunity for each Named Executive Officer relative to the total compensation opportunity disclosed by companies in the proxy peer group for the officer’s corresponding position, for each compensation element;

•	Internal positioning among the Named Executive Officers; and

•

Whether the vesting schedule and value of outstanding long-term incentive awards are sufficient to provide an appropriate balance of short and long-term incentives, drive sustained performance and provide potential for appropriate reward.

Role of Our Chief Executive Officer and Management

The Chief Executive Officer is present at Compensation Committee meetings (except when her own compensation is being deliberated and established) and makes recommendations regarding the compensation program in general and each executive’s compensation specifically. Her recommendations are made in the context of peer group and other relevant data, and are based on a quantitative analysis and comparison of each executive’s performance against fiscal year business and strategic objectives and her qualitative evaluation of each executive’s contributions to the company’s long-term objectives. Further, she provides input on each executive’s respective responsibilities and retention risk, as well as their equity position and potential for wealth accumulation. Other members of management are also present at Compensation Committee meetings to provide background information regarding the company’s business and strategic objectives.

Role of Independent Compensation Committee Consultant

Frederic W. Cook & Co., or Cook & Co., is the independent executive compensation consultant for the Compensation Committee. Cook & Co. provides services only as directed by the Compensation Committee and has no other relationship with the company. The Compensation Committee has reviewed its relationship with Cook & Co. and has identified no conflicts of interest.

In fiscal 2015, Cook & Co. provided the Compensation Committee with publicly disclosed proxy data related to Named Executive Officer compensation. The Compensation Committee occasionally requests that Cook & Co. attend its meetings and receives from Cook & Co., on an annual basis, an in-depth update on general and retail industry compensation trends and developments.

In addition, in fiscal 2015, the Compensation Committee asked Cook & Co. to evaluate the risk inherent in our executive and non-executive compensation programs. Their report concluded that, among other things:

•	The company’s executive compensation program is designed to encourage behaviors aligned with the long-term interests of stockholders;

•

There is appropriate balance in short-term versus long-term pay, cash versus equity, recognition of corporate versus business unit performance, financial versus non-financial goals, and use of formulas and discretion; and

•	Policies are in place to mitigate compensation risk, such as stock ownership guidelines, insider trading prohibitions and disclosure requirements, and independent Compensation Committee oversight.

After considering this evaluation, the Compensation Committee concluded that our compensation programs do not encourage executives to take on business and operating risks that are reasonably likely to have a material adverse effect on the company.

Role of Market Data

The Compensation Committee, the Chief Executive Officer and management believe that knowledge of general market practices and the specific compensation practices of our proxy peer group, listed below, is important in assessing the design and competitiveness of our compensation package. When market data is reviewed, it is considered as a reference point, rather than a fixed policy, for compensation positioning and decision-making. We do not set compensation to meet specific benchmarks or percentiles. For fiscal 2015, our executives’ target total direct compensation is at or above the 75th percentile. When target total direct compensation was set at the beginning of fiscal 2015, the Compensation Committee confirmed the resulting competitive positioning was appropriate for our executives given our strong operating performance and sustained revenue and earnings growth in recent years. In addition, the Compensation Committee determined that setting total direct compensation at this level is appropriate given the executives’ continued strong performance and valuable experience operating in our complex multi-channel business model.

Our Proxy Peer Group

The Compensation Committee uses a peer group composed of public companies in the retail industry to review competitive compensation data for the company’s executives. The Compensation Committee evaluates this proxy peer group on an annual basis to ensure that the companies selected remain appropriate. The proxy peer group for fiscal 2015 was selected by the Compensation Committee based on the guiding criteria described below, with advice from Cook & Co. Certain proxy peer companies may not meet all selection criteria, but are included because they are direct competitors of our business, direct competitors for our executive talent, have a comparable business model, or for other reasons. The proxy peer group guiding criteria for fiscal 2015 was as follows:

1.	Company Classification in the Global Industry Classification Standard in one of the following:

•	Home Furnishing Retail;

•	Apparel Retail; or

•	Department Stores;

2.	Revenues between $1.5 billion and $14 billion;

3.	Market capitalization greater than $250 million and less than $40 billion;

4.	Current peer listed by a proxy advisory firm;

5.	Among the top 100 e-retailers or an operator of multiple brands; and

6.	Positive total stockholder return over the last one and three year periods (i.e. sustained performance).

Our Fiscal 2015 Proxy Peer Group

For fiscal 2015, our proxy peer group consisted of the following 15 public companies:

Abercrombie & Fitch Co.	lululemon athletica inc.
American Eagle Outfitters, Inc.	Nordstrom, Inc.
Ann Inc.	Pier 1 Imports, Inc.
Bed Bath & Beyond Inc.	Restoration Hardware Holdings, Inc.
Coach, Inc.	Ross Stores, Inc.
Foot Locker, Inc.	Tiffany & Co.
The Gap, Inc.	Urban Outfitters, Inc.
L Brands, Inc.

The following table provided by Cook & Co., based on publicly available information as of April 4, 2016, provides a financial overview of the proxy peer group companies in order to compare their revenues, net income, and market capitalization as a group relative to the company.

	Annual Net Revenue (in millions)	Annual Net Income (in millions)	Market Capitalization (in millions) (as of 2/1/2016)
75th Percentile	$12,063	$781	$9,828
Average	$7,048	$495	$8,836
Median	$4,148	$433	$8,325
25th Percentile	$3,464	$220	$2,731
Williams-Sonoma, Inc.	$4,976	$310	$4,641

Changes to Our Proxy Peer Group for Fiscal 2016

For fiscal 2016, the Compensation Committee reviewed the proxy peer group guiding criteria against our current revenues and market capitalization. In addition, the Compensation Committee considered compensation peer companies used by proxy advisory firms, other major e-retailers, and other major retailers with sustained positive total stockholder return. Upon completion of its review, the Compensation Committee made the following changes to the proxy peer group for fiscal 2016.

The Compensation Committee added three companies to the peer group: Ralph Lauren Corporation, Levi’s Strauss & Co, and V.F. Corporation as these companies meet our guiding criteria. Additionally, V.F. Corporation was added as a successful multi-brand operator and Levi’s Strauss & Co was added due to its geographic proximity to our headquarters and direct competition for talent.

Ann Inc. was removed from the proxy peer group for fiscal 2016 following its purchase by Ascena Retail Group. Pier 1 Imports, Inc. and Abercrombie & Fitch & Co. were removed from the proxy peer group for fiscal 2016 as the Committee determined these companies did not meet our performance criteria.

For fiscal 2016, our proxy peer group consists of the following 15 public companies:

American Eagle Outfitters, Inc.	Nordstrom, Inc.
Bed Bath & Beyond Inc.	Ralph Lauren, Corporation
Coach, Inc.	Restoration Hardware Holdings, Inc.
Foot Locker, Inc.	Ross Stores, Inc.
The Gap, Inc.	Tiffany & Co.
L Brands, Inc. Levi Strauss & Co.	Urban Outfitters, Inc. V.F. Corporation
lululemon athletica inc.

Components of Our Compensation Program, 2015 Decisions and the Decision-Making Process

Our compensation program for our Named Executive Officers is made up of the four components listed below, which are designed to create long-term value for stockholders and to attract, motivate and retain outstanding executives.

Compensation Component	Purpose

Base Salary	• Provides a minimum level of fixed compensation to induce executives to join and remain with the company.
Annual Cash Bonus	• Motivates and rewards achievement toward our annual business and strategic objectives with cash that varies based on results.
Long-Term Incentives (e.g. equity compensation awards)

•   Encourage our executive team to work toward the company’s long-term growth, provide variable payout opportunities that reward the creation of sustained and long-term earnings growth and stockholder value, and offer meaningful incentives to remain with the company.

Benefits	• Enhance our compensation program with significant and market-competitive health, welfare, financial and retirement benefits.

Base Salary

In March 2015, the Compensation Committee reviewed and set the fiscal 2015 base salaries of our Named Executive Officers based on overall company performance and performance relative to our proxy peer companies, an analysis of each executive’s position relative to executives in our proxy peer group, other market data, each executive’s experience (as well as past, current and anticipated contributions to the company’s success), and the Chief Executive Officer’s recommendations (other than with respect to her own base salary). Following review, the base salaries were increased for Ms. Alber, Ms. Hayes, Ms. Whalen and Mr. Brett.

In executive session at a meeting in March 2015, without the Chief Executive Officer present, the Compensation Committee reviewed Ms. Alber’s base salary. The Compensation Committee concluded that Ms. Alber’s base salary would be increased for the first time since fiscal 2012, in light of her continued strong performance.

The following table shows the fiscal 2014 and fiscal 2015 base salaries for the Named Executive Officers.

Named Executive Officer	Fiscal 2014 Base Salary	Fiscal 2015 Base Salary
Laura J. Alber	$1,300,000	$1,400,000
Julie P. Whalen	$700,000	$750,000
Sandra N. Stangl	$1,100,000	$1,100,000
Janet M. Hayes	$900,000	$925,000
James W. Brett, Jr.	$900,000	$1,000,000

Annual Cash Bonus

Cash bonuses are awarded to our Named Executive Officers under the 2001 Incentive Bonus Plan, or the Bonus Plan, and paid only when threshold company and business objectives are met or exceeded.

At the beginning of each fiscal year, the Compensation Committee reviews and establishes individual bonus targets for each Named Executive Officer and threshold, target and maximum EPS goals under the Bonus Plan which determine the funding pool from which executive bonuses are paid.

In addition, the Compensation Committee sets a primary performance goal that must be achieved, which establishes the maximum bonus payable under the Bonus Plan to each Named Executive Officer subject to the Compensation Committee’s discretion to reduce such amount. For fiscal 2015, this goal was positive net cash flow provided by operating activities as provided on the company’s consolidated statements of cash flows. This primary goal was met in fiscal 2015, and the Compensation Committee used negative discretion to determine the actual payout to each Named Executive Officer based on achievement of the EPS goal and each individual’s performance, as described below.

Fiscal 2015 Bonus Targets

At a meeting held in March 2015, the Compensation Committee reviewed the bonus targets under the Bonus Plan for each Named Executive Officer. The Compensation Committee considered the recommendations of the Chief Executive Officer, which were informed by the following factors:

•	Each executive’s respective responsibilities;

•	The bonus targets set by our proxy peers;

•	The relationship of the bonus target to other compensation elements; and

•	Whether the established bonus targets are effective in motivating our executives to deliver strong performance.

The target bonuses as a percentage of base salary under the Bonus Plan remained unchanged for fiscal 2015.

In executive session at a meeting in March 2015, without the Chief Executive Officer present, the Compensation Committee reviewed Ms. Alber’s bonus target and concluded that her bonus target would remain unchanged for fiscal 2015 as her target total cash compensation is properly positioned.

The target bonuses as a percentage of base salary under the Bonus Plan for fiscal 2014 and fiscal 2015 are listed below for each Named Executive Officer.

Named Executive Officer	Fiscal 2014 Target Bonus (as a Percentage of Base Salary)	Fiscal 2015 Target Bonus (as a Percentage of Base Salary)
Laura J. Alber	150%	150%
Julie P. Whalen	100%	100%
Sandra N. Stangl	100%	100%
Janet M. Hayes	100%	100%
James W. Brett, Jr.	100%	100%

Our Bonus Performance Goal – EPS

The pool from which executive bonuses are paid depends on our achievement of EPS goals established by the Compensation Committee. For fiscal 2015, the Compensation Committee set a diluted EPS target of $3.45 (excluding extraordinary non-recurring charges or unusual items and the effect of changes in accounting principles). The target performance goal required significant improvement over fiscal 2014 results. The threshold goal also required an overall increase in annual EPS over fiscal 2014 results for any bonuses to be paid under the Bonus Plan in fiscal 2015. For fiscal 2015, we achieved performance below target but above threshold resulting in lower bonus payouts for each of our Named Executive Officers compared to prior fiscal years, except for Mr. Brett whose business unit performance was exceptional.

Individual Bonus Objectives

If the company meets the minimum threshold EPS goal under the Bonus Plan, individual performance is assessed in order to determine the payout of bonuses. The Compensation Committee believes that the achievement of individual objectives is critical to the overall success of the company and, as such, bonuses are paid, in part, to reflect individual achievement. For example, if an executive fails to fully meet some or all individual objectives, the executive’s bonus may be significantly reduced or even eliminated. Conversely, if the objectives are overachieved, awards may be subject to less or no reduction from the maximum amount payable to the executive based on our achievement of the primary positive net cash flow goal described above.

The Compensation Committee decides the bonus amount, if any, for the Chief Executive Officer in an executive session in which the Chief Executive Officer is not present. In March 2016, the Compensation Committee reviewed the fiscal 2015 performance of each Named Executive Officer and considered the recommendations of the Chief Executive Officer for Named Executive Officers other than herself. For fiscal 2015, the Compensation Committee approved the bonus payments in the table below under the Bonus Plan for each Named Executive Officer, which were informed by the following factors:

•	Achievement of established financial and operating objectives; and

•

A qualitative assessment of each executive’s leadership accomplishments in the fiscal year (noting that accomplishments that increase stockholder return or that significantly impact future stockholder return are significant factors in the assessment of individual performance).

Named Executive Officer	Fiscal 2015 Bonus Amount*	Fiscal 2015 Actual Bonus (as a Percentage of Target)
Laura J. Alber	$2,600,000	124%
Julie P. Whalen	$650,000	87%
Sandra N. Stangl	$1,000,000	91%
Janet M. Hayes	$800,000	86%
James W. Brett, Jr.	$1,800,000	180%

*	Reflects the Compensation Committee’s exercise of discretion to reduce the maximum amount payable to the executive under the Bonus Plan for fiscal 2015 from $10,000,000 to the amount shown.

Long-Term Incentives

The third component of the company’s compensation program is long-term equity compensation. The Compensation Committee believes that equity compensation awards encourage our executives to work toward the company’s long-term business and strategic objectives and to maximize long-term stockholder returns. In addition, the Compensation Committee believes that equity awards incentivize executives to remain with the company.

In fiscal 2015, equity was granted to our Named Executive Officers in the form of PSUs and RSUs. PSUs were granted with a cumulative three-year earnings target based on earnings per share growth and a cliff vesting schedule of 100% at the end of a three-year performance period. PSUs earned are variable based on actual earnings performance relative to target with no PSUs earned for below threshold performance, 50% of target earned for threshold performance, 100% of target earned for target performance, and 200% of target earned for maximum performance and above. RSUs were granted with a performance-based vesting requirement and a time-based vesting schedule of 25% per year over four years. The Compensation Committee believes that granting equity in the form of RSUs and PSUs drives strong performance, aligns each executive’s interests with those of stockholders, and provides an important and powerful retention tool. In determining the long-term incentive awards for fiscal 2015, the Compensation Committee considered relevant market data, the strong performance of the executive team, and the unvested value of equity awards remaining in fiscal 2015. The target number of PSUs granted to our Chief Executive Officer represented 50% of the total number of equity awards granted to her in fiscal 2015, which is in line with market practice among our peer group. For our other Named Executive Officers, the PSUs represented 30% of the total number of equity awards granted to each of them, which is an increase from 20% in fiscal 2014. The greater proportion of PSUs to RSUs for these Named Executive Officers is intended to further strengthen the link between pay and long-term performance.

The Compensation Committee established the three-year earnings growth goals for the PSUs by reference to our three-year earnings growth plan, which was presented to and reviewed by our Board of Directors. We believe that the goals were set at challenging levels and are aligned with the long-term interests of our stockholders.

The performance criterion for the fiscal 2015 performance-based RSUs required that the company achieve positive net cash flow provided by operating activities in fiscal 2015 as provided on the company’s consolidated statements of cash flows. The performance criterion for fiscal 2015 was achieved.

In addition to the PSU and performance-based RSU awards, in 2015, Mr. Brett received an additional performance-based RSU award equal to $1,000,000 with a time-based vesting schedule of 25% per year over four years. The Compensation Committee determined that this award was important to reward and retain Mr. Brett who has driven the strong performance and comparable brand revenue growth of the West Elm brand since his appointment as President, West Elm.

In determining the type and number of equity awards granted to each Named Executive Officer, the Compensation Committee considered the recommendations of the Chief Executive Officer, which were based on:

•	The executive’s performance and contribution to the profitability of the company;

•	The type and number of awards previously granted to each executive;

•	The executive’s outstanding equity awards;

•	The vesting schedule of the executive’s outstanding equity awards;

•	The relative value of awards offered by peer companies to executives in comparable positions;

•	The appropriate mix between long-term incentive awards and other types of compensation, such as base salary and bonus; and

•	Additional factors, including increased responsibilities, succession planning and retention strategy.

The Compensation Committee believes that each factor influences the type and number of shares appropriate for each individual and that no one factor is determinative.

In determining the long-term incentive grant for the Chief Executive Officer, the Compensation Committee took into account a number of factors, including the company’s performance and the assessment by the Compensation Committee of the Chief Executive Officer’s performance.

Equity grants approved by the Compensation Committee in April 2015 were as follows:

Named Executive Officer	Number of Restricted Stock Units	Number of Performance Stock Units (at Target)
Laura J. Alber	65,350	65,350
Julie P. Whalen	16,468	7,057
Sandra N. Stangl	33,851	14,507
Janet M. Hayes	23,787	10,194
James W. Brett, Jr.	35,942	9,802

Benefits Provided to Named Executive Officers

All of the benefits offered to our Named Executive Officers are offered broadly to our full-time associates, except that a limited number of company executives are provided with reimbursement of financial consulting services up to $12,000 annually. The Compensation Committee believes that providing this assistance is prudent given the complexity of these executives’ compensation and financial arrangements. The value of the benefits offered to each of the Named Executive Officers is detailed in the Other Annual Compensation from Summary Compensation Table on page 47. As noted previously, the company does not provide any income tax gross-ups to Named Executive Officers on any benefits.

Additional Information

Executive Stock Ownership Guidelines

The Compensation Committee has established stock ownership guidelines for our Named Executive Officers. Executive stock ownership supports the company’s primary objective of creating long-term value for stockholders by aligning the executives’ interests directly with those of the company’s stockholders. Each executive is expected to maintain this minimum ownership while employed with us. The current guidelines for stock ownership are:

Chief Executive Officer and President:	Five times Base Salary
Other Named Executive Officers:	Two times Base Salary

The following equity holdings count toward the stock ownership guidelines: shares directly owned by the executive or his or her immediate family members; shares held in trust or any similar entity benefiting the executive or the executive’s immediate family; and shares owned through the Williams-Sonoma, Inc. 401(k) Plan. Unexercised stock appreciation rights, unexercised stock options, and unvested restricted stock units or other full-value awards do not count towards the stock ownership guidelines listed above.

Executives covered under the ownership guidelines are required to retain at least 50% of the net after-tax shares received as a result of the release of restricted stock units until the applicable ownership guideline has been achieved. All of our Named Executive Officers meet or exceed the revised stock ownership guidelines or comply with the stock retention requirements for vested restricted stock units that are designed to bring the executive up to the applicable ownership level.

Double-Trigger Change of Control Provisions

Each of our Named Executive Officers is entitled to double-trigger change of control benefits under our 2012 EVP Level Management Retention Plan, other than our Chief Executive Officer, who is entitled to such benefits under an individual arrangement. None of our Named Executive Officers are provided with any type of golden parachute excise tax gross-up. We believe that our change of control arrangements are competitive compensation practices and meet the company’s objectives of:

•	Enhancing our ability to retain these key executives as such arrangements are an important component of competitive compensation programs;

•	Ensuring that our executives remain objective and fully dedicated to the company’s business and strategic objectives at a critical time; and

•	Facilitating a smooth transition should a change in control occur.

The Compensation Committee has considered the total potential cost of the change of control arrangements provided to our Named Executive Officers and has determined that such cost is reasonable and reflects the importance of the objectives described above.

Severance Protection for the Chief Executive Officer

As described in the section titled “Employment Contracts and Termination of Employment and Change-of-Control Arrangements” beginning on page 52, we have entered into severance arrangements with Ms. Alber providing for certain severance benefits in the event of a termination of her employment. The Compensation Committee implemented these arrangements to ensure that she remains focused on the company’s business and strategic objectives rather than potential personal economic exposure under these particular circumstances. The Compensation Committee has considered the total potential cost of her severance benefits and determined them to be reasonable.

RSU and PSU Vesting Provisions Upon Retirement

Grants of RSUs, including the performance-based RSUs granted to our Named Executive Officers, include an acceleration feature that provides for full vesting upon retirement, which is defined as leaving the company at age 70 or later, with a minimum of 15 years of service. Grants of PSUs granted to our Named Executive Officers vest on a pro-rata basis subject to achievement of the applicable performance goals in the event of such a retirement. Currently, none of our Named Executive Officers are retirement eligible.

Clawback Policy Following Financial Restatement

We do not have a formal policy regarding recovery of past payments or awards in the event of a financial restatement, but in such event, the Compensation Committee will review all performance-based compensation and consider initiating recovery of any favorably impacted performance-based compensation in appropriate circumstances. Additional remedial actions could include an executive’s termination of employment. Further, we intend to implement any recovery policies required by applicable law, including anticipated SEC rulemaking under the Dodd-Frank Act.

Internal Revenue Code Section 162(m)

Internal Revenue Code Section 162(m) disallows the deduction of compensation paid to certain executives in excess of $1,000,000 unless it is “qualified performance-based compensation.” The Compensation Committee reviews the potential impact of Section 162(m) as it constructs the compensation program and in relation to the level of each element of compensation, but reserves the right to pay non-deductible compensation where appropriate to achieve our business objectives. Bonuses awarded to our executives in fiscal 2015 under our Bonus Plan, as well as the equity awards granted to our executives, are intended to qualify as performance-based compensation. However, because of the fact-based nature of the qualified performance-based compensation exception and the limited availability of binding guidance thereunder, we cannot guarantee that any compensation intended to qualify as deductible performance-based compensation so qualifies.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion with management, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the company’s Annual Report on Form 10-K for fiscal 2015.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Adrian D.P. Bellamy, Chair

Rose Marie Bravo

Anthony A. Greener

Lorraine Twohill

Summary Compensation Table for Fiscal 2015, Fiscal 2014 and Fiscal 2013

This table sets forth the annual and long-term compensation earned by our Named Executive Officers.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)
Laura J. Alber	2015	$1,373,077	—	$9,999,857	—	$2,600,000	$22,391	$13,995,325
Director, President	2014	$1,409,619	—	$9,999,937	—	$3,250,000	$19,660	$14,679,216
and Chief Executive	2013	$1,350,000	—	$6,999,976	—	$3,500,000	$72,826	$11,922,802
Officer

Julie P. Whalen	2015	$736,538	—	$1,799,898	—	$650,000	$33,748	$3,220,184
Executive Vice	2014	$742,458	—	$1,799,951	—	$800,000	$68,095	$3,410,504
President, Chief	2013	$611,538	—	$1,349,969	—	$850,000	$18,216	$2,829,723
Financial Officer

Sandra N. Stangl	2015	$1,100,000	—	$3,699,871	—	$1,000,000	$27,972	$5,827,843
President, Pottery Barn	2014	$1,160,945	—	$3,699,952	—	$1,600,000	$115,202	$6,576,099
Brands	2013	$992,308	—	$2,499,972	—	$1,800,000	$45,424	$5,337,704

Janet M. Hayes	2015	$918,269	—	$2,599,886	—	$800,000	$58,141	$4,376,296
President, Williams-Sonoma	2014	$933,737	—	$2,499,984	—	$1,300,000	$228,589	$4,962,310
Brand	2013	$769,615	—	$1,799,959	—	$1,000,000	$30,163	$3,599,737

James W. Brett, Jr.(5)	2015	$973,077	—	$3,499,873	—	$1,800,000	$89,488	$6,362,438
President, West Elm Brand

(1)	Variances in the salary column versus annual base salary are a result of the timing of paychecks issued in a given fiscal year and, for fiscal 2015, cash paid in lieu of unused vacation.

(2)	Based on the fair market value of awards granted in fiscal 2015, fiscal 2014, and fiscal 2013, which is calculated by multiplying the closing price of our stock on the trading day prior to the grant date by the number of units granted. The number of restricted stock units and performance stock unit awards granted is determined by dividing the total monetary value of each award by the closing price of our common stock on the trading day prior to the grant date, rounding down to the nearest whole share.

(3)	For fiscal 2015 and 2014, the amounts in the stock awards column include the fair market value of performance stock unit awards assuming probable achievement of the performance goal at target levels resulting in the following fair market values for the performance stock unit awards: Ms. Alber – $4,999,929 (fiscal 2015) and $6,999,956 (fiscal 2014); Ms. Whalen – $539,931 (fiscal 2015) and $359,965 (fiscal 2014); Ms. Stangl – $1,109,931 (fiscal 2015) and $739,953 (fiscal 2014); Ms. Hayes – $779,943 (fiscal 2015) and $499,997 (fiscal 2014); and Mr. Brett – $749,951 (fiscal 2015). Assuming maximum achievement of the performance goal, these values would be: Ms. Alber – $9,999,858 (fiscal 2015) and $13,999,912 (fiscal 2014); Ms. Whalen – $1,079,862 (fiscal 2015) and $719,930 (fiscal 2014); Ms. Stangl – $2,219,862 (fiscal 2015) and $1,479,906 (fiscal 2014); Ms. Hayes – $1,559,886 (fiscal 2015) and $999,994 (fiscal 2014); and Mr. Brett – $1,499,902 (fiscal 2015).

(4)	Details are provided in the “Other Annual Compensation from Summary Compensation Table” on page 47.

(5)	Mr. Brett became a Named Executive Officer in fiscal 2015.

Other Annual Compensation from Summary Compensation Table

This table sets forth the compensation and benefits included under “All Other Compensation” in the Summary Compensation Table above.

	Fiscal Year	Life Insurance Premiums(1)	Matching Contribution to the 401(k) Plan(2)	Car Allowance	Executive Financial Services	Dividend Equivalent Payments(3)	Total
Laura J. Alber	2015	$3,510	$6,481	$6,000	$6,400	—	$22,391
	2014	$3,510	$7,500	$6,000	$2,650	—	$19,660
	2013	$3,883	$9,000	$6,000	—	$53,943	$72,826

Julie P. Whalen	2015	$2,301	$7,096	$6,000	$12,000	$6,351	$33,748
	2014	$1,519	$7,942	$6,000	$12,000	$40,634	$68,095
	2013	$1,401	$8,365	$6,000	—	$2,450	$18,216

Sandra N. Stangl	2015	$3,510	$6,462	$6,000	$12,000	—	$27,972
	2014	$3,510	$7,942	$6,000	$12,000	$85,750	$115,202
	2013	$3,578	$9,135	$6,000	$12,000	$14,711	$45,424

Janet M. Hayes	2015	$3,215	$6,808	$6,000	$9,092	$33,026	$58,141
	2014	$2,938	$8,065	$6,000	$2,908	$208,678	$228,589
	2013	$2,774	$8,638	$6,000	—	$12,751	$30,163

James W. Brett, Jr.	2015	$3,398	$5,952	—	$12,000	$68,138	$89,488

(1)	Premiums paid by us for term life insurance in excess of $50,000 for each fiscal year.

(2)	Represents company matching contributions under our 401(k) plan. Similar to our other full-time employees, Named Executive Officers were eligible to participate in our 401(k) plan and received matching contributions from the company of up to $7,950 during calendar 2015. Matching amounts above this maximum are due to differences between calendar and fiscal year contributions.

(3)	The fiscal 2015 and fiscal 2014 amounts only include (i) dividend equivalent payments which were not previously factored into the grant date fair value reported for an equity award or (ii) dividend equivalent payments for an equity award not disclosed in the executive compensation tables of a prior proxy statement. Excludes the following fiscal 2015 and fiscal 2014 dividend equivalent payments, which were previously factored into the grant date fair value for such disclosed equity award: Ms. Alber – $251,064 (fiscal 2015) and $1,181,901 (fiscal 2014); Ms. Whalen – $26,017 (fiscal 2015) and $59,956 (fiscal 2014); Ms. Stangl – $87,833 (fiscal 2015) and $66,205 (fiscal 2014); Ms. Hayes – $35,111 (fiscal 2015) and $13,252 (fiscal 2014).

Grants of Plan-Based Awards

This table sets forth certain information regarding all grants of plan-based awards made to the Named Executive Officers during fiscal 2015.

	Grant Date	Compensation Committee Approval Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)
				Threshold ($)	Target ($)(1)(2)	Maximum ($)(2)	Threshold (#)	Target (#)	Maximum (#)
Laura J. Alber	—	—		—	$2,100,000	$10,000,000	—	—	—	—		—
	4/20/2015	3/25/2015		—	—	—	—	—	—	65,350	(3)	$4,999,929
	4/20/2015	3/25/2015	(4)	—	—	—	32,675	65,350	130,700	—		$4,999,929	(5)

Julie P. Whalen	—	—		—	$750,000	$10,000,000	—	—	—	—		—
	4/20/2015	3/25/2015		—	—	—	—	—	—	16,468	(3)	$1,259,967
	4/20/2015	3/25/2015	(4)	—	—	—	3,528	7,057	14,114	—		$539,931	(5)

Sandra N. Stangl	—	—		—	$1,100,000	$10,000,000	—	—	—	—		—
	4/20/2015	3/25/2015		—	—	—	—	—	—	33,851	(3)	$2,589,940
	4/20/2015	3/25/2015	(4)	—	—	—	7,253	14,507	29,014	—		$1,109,931	(5)

Janet M. Hayes	—	—		—	$925,000	$10,000,000	—	—	—	—		—
	4/20/2015	3/25/2015		—	—	—	—	—	—	23,787	(3)	$1,819,943
	4/20/2015	3/25/2015	(4)	—	—	—	5,097	10,194	20,388	—		$779,943	(5)

James W. Brett, Jr.	—	—		—	$1,000,000	$10,000,000	—	—	—	—		—
	4/20/2015	3/25/2015		—	—	—	—	—	—	13,070	(3)	$999,986
	4/20/2015	3/25/2015		—	—	—	—	—	—	22,872	(3)	$1,749,937
	4/20/2015	3/25/2015	(4)	—	—	—	4,901	9,802	19,604	—		$749,951	(5)

(1)	Target potential payment for each eligible executive pursuant to our established incentive targets.

(2)	To ensure deductibility under our stockholder-approved 2001 Incentive Bonus Plan (intended to qualify as performance-based compensation under Internal Revenue Code Section 162(m)), the Compensation Committee specified a primary performance goal. For fiscal 2015, the Compensation Committee established the primary performance goal for the 2001 Incentive Bonus Plan as positive net cash provided by operating activities as provided on the company’s consolidated statements of cash flows. The Compensation Committee also set a secondary performance goal to guide its use of discretion in determining whether to reduce bonus amounts from the maximum available under the 2001 Incentive Bonus Plan; the Compensation Committee typically expects to pay bonuses at target levels if the secondary performance goal is fully met. For fiscal 2015, the Compensation Committee set the secondary performance goal as an earnings per share target of $3.45 (excluding extraordinary non-recurring charges, and including any amounts payable to covered employees under the 2001 Incentive Bonus Plan). As further described in the Compensation Discussion and Analysis beginning on page 30, in the first quarter of fiscal 2016, the Compensation Committee determined that the 2001 Incentive Bonus Plan’s primary and secondary performance goals were achieved, but the Compensation Committee elected to apply its discretion in determining to reduce the actual amount to be paid to the Named Executive Officers under the 2001 Incentive Bonus Plan below the maximum potential payment.

(3)	Grants of restricted stock units.

(4)	Grants of performance stock units.

(5)	Target potential payout of the performance stock units for each eligible executive pursuant to our established performance criterion.

Outstanding Equity Awards at Fiscal Year-End

The following tables set forth information regarding equity awards held by our Named Executive Officers on January 31, 2016.

	Option Awards(1)
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Laura J. Alber	—	—	—	—	—

Julie P. Whalen	8,465	—	—	$40.87	4/5/2018

Sandra N. Stangl	—	—	—	—	—

Janet M. Hayes	22,004	—	—	$40.87	4/5/2018

James W. Brett, Jr.	—	—	—	—	—

(1)	Includes grants of options and stock-settled stock appreciation rights.

	Stock Awards
	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Laura J. Alber	65,350	(2)	$3,375,981	—		—
	—		—	65,350	(3)	$3,375,981
	35,960	(4)	$1,857,694	—		—
	—		—	111,874(5)		$5,779,411
	65,654	(6)	$3,391,686	—		—
	80,173	(7)	$4,141,737	—		—
Julie P. Whalen	16,468	(2)	$850,737
	—		—	7,057(3)		$364,565
	17,261	(4)	$891,703	—		—
	—		—	5,753(5)		$297,200
	12,662	(6)	$654,119	—		—
	21,375	(8)	$1,104,233	—		—
	5,010	(7)	$258,817	—		—
Sandra N. Stangl	33,851	(2)	$1,748,743	—		—
	—		—	14,507(3)		$749,432
	35,481	(4)	$1,832,948	—		—
	—		—	11,826(5)		$610,931
	23,448	(6)	$1,211,324	—		—
	22,548	(7)	$1,164,830	—		—
Janet M. Hayes	23,787	(2)	$1,228,836	—		—
	—		—	10,194(3)		$526,622
	23,973	(4)	$1,238,445	—		—
	—		—	7,991(5)		$412,815
	16,882	(6)	$872,124	—		—
	17,538	(7)	$906,013	—		—
James W. Brett, Jr.	13,070	(2)	$675,196	—		—
	22,872	(2)	$1,181,568	—		—
	—		—	9,802(3)		$506,371
	23,973	(4)	$1,238,445	—		—
	—		—	7,991(5)		$412,815
	16,882	(6)	$872,124	—		—
	20,043	(7)	$1,035,421	—		—

(1)	Based on a stock price of $51.66, the closing price of our common stock on January 29, 2016, the last business day of fiscal 2015.

(2)	Represents restricted stock units granted on April 20, 2015. The restricted stock units vest as follows: (i) 25% of the units vest on April 20, 2016; (ii) 25% of the units vest on April 20, 2017; (iii) 25% of the units vest on April 20, 2018; and (iv) 25% of the units vest on April 20, 2019, each subject to continued service and a performance criterion of positive net cash flow provided by operating activities (excluding any non-recurring charges) for fiscal 2015 as provided on the company’s consolidated statements of cash flows, which has been met. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(3)	Represents performance stock units granted on April 20, 2015. The performance stock units vest on April 20, 2018, subject to continued service and achievement of performance criterion. The shares above reflect a target payout of 100%. This award has a potential payout of 200% if the maximum performance criterion is achieved and 50% if the threshold performance criterion is achieved.

(4)	Represents restricted stock units granted on April 22, 2014. The restricted stock units vest as follows: (i) 25% of the units vested on April 22, 2015; (ii) 25% of the units vest on April 22, 2016; (iii) 25% of the units vest on April 22, 2017; and (iv) 25% of the units vest on April 22, 2018, each subject to continued service and a performance criterion of positive net cash flow provided by operating activities (excluding any non-recurring charges) for fiscal 2014 as provided on the company’s consolidated statements of cash flows, which has been met. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(5)	Represents performance stock units granted on April 22, 2014. The performance stock units vest on April 22, 2017, subject to continued service and achievement of performance criterion. The shares above reflect a target payout of 100%. This award has a potential payout of 200% if the maximum performance criterion is achieved and 50% if the threshold performance criterion is achieved.

(6)	Represents restricted stock units granted on April 26, 2013. The restricted stock units vest as follows: (i) 25% of the units vested on April 26, 2014; (ii) 25% of the units vested on April 26, 2015; (iii) 25% of the units vest on April 26, 2016; and (iv) 25% of the units vest on April 26, 2017, each subject to continued service and a performance criterion of positive net cash flow provided by operating activities (excluding any non-recurring charges) for fiscal 2013 as provided on the company’s consolidated statements of cash flows, which has been met. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(7)	Represents restricted stock units granted on April 16, 2012. The restricted stock units vest as follows: (i) 50% of the units vested on April 16, 2014; and (ii) 50% of the units vest on April 16, 2016, each subject to continued service and a performance criterion of positive net cash flow provided by operating activities (excluding any non-recurring charges) for fiscal 2012 as provided on the company’s consolidated statements of cash flows, which has been met. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(8)	Represents restricted stock units granted on July 30, 2012. The restricted stock units vest as follows: (i) 50% of the units vested on July 30, 2014; and (ii) 50% of the units vest on July 30, 2016, each subject to continued service and a performance criterion of positive net cash flow provided by operating activities (excluding any non-recurring charges) in the last two fiscal quarters of fiscal 2012 as provided on the company’s consolidated statements of cash flows, which has been met. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

Option Exercises and Stock Vested

The following table sets forth information regarding exercises and vesting of equity awards held by our Named Executive Officers during fiscal 2015.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Laura J. Alber	136,185	$5,187,287	78,318	$6,111,863
Julie P. Whalen	—	—	13,607	$1,049,649
Sandra N. Stangl	50,780	$1,934,210	32,688	$2,536,696
Janet M. Hayes	—	—	24,352	$1,892,938
James W. Brett, Jr.	11,002	$424,237	24,352	$1,892,938

(1)	The value realized upon exercise is calculated as the difference between the closing price of our stock on the day prior to the exercise date and the applicable exercise price of the option awards multiplied by the number of shares exercised.

(2)	The value realized upon vesting is calculated as the closing price of our stock on the day prior to the vesting date multiplied by the number of units vested.

Pension Benefits

None of our Named Executive Officers received any pension benefits during fiscal 2015.

Nonqualified Deferred Compensation

None of our Named Executive Officers contributed to or received earnings from a company nonqualified deferred compensation plan during fiscal 2015.

Employment Contracts and Termination of Employment and Change-of-Control Arrangements

We entered into an amended and restated management retention agreement with Ms. Alber on September 6, 2012. The management retention agreement restates substantially all of the material terms of the prior agreement, with the exception of extending the term of the agreement through September 7, 2033. All other terms are substantially the same as the EVP Retention Plan, as defined below.

Effective November 16, 2015, we amended the 2012 EVP Level Management Retention Plan (Amended and Restated Effective November 16, 2015), or the EVP Retention Plan. The EVP Retention Plan restates substantially all of the material terms of the prior 2012 EVP Level Management Retention Plan. Each of Ms. Whalen, Mr. Brett, Ms. Hayes and Ms. Stangl are subject to the EVP Retention Plan. The EVP Retention Plan provides that the executives automatically become participants in the plan upon the effective date of the EVP Retention Plan. The EVP Retention Plan will remain in effect through November 15, 2018, unless earlier terminated by the company in accordance with the plan.

If within 18 months following a change of control, an executive’s employment is terminated by us without “cause,” or by the executive for “good reason,” then (i) 100% of such executive’s outstanding equity awards, including full value awards, with performance-based vesting where the payout is a set number or zero depending on whether the performance metric is obtained, will immediately become fully vested, except that if a full value award has performance-based vesting and the performance period has not been completed and the number of shares that can be earned is variable based on the performance level, a pro-rata portion of such executive’s outstanding equity awards will immediately become fully vested at the target performance level, and (ii) in lieu of continued employment benefits (other than as required by law), such executive will be entitled to receive payments of $3,000 per month for 12 months.

In addition, if, within 18 months following a change of control, the executive’s employment is terminated by us without “cause,” or by the executive for “good reason,” such executive will be entitled to receive (i) severance equal to 200% of such executive’s base salary as in effect immediately prior to the change of control or such executive’s termination, whichever is greater, with such severance to be paid over 24 months, and (ii) 200% of the average annual bonus received by such executive in the last 36 months prior to the termination, with such severance to be paid over 24 months.

Each executive’s receipt of the severance benefits discussed above is contingent on such executive signing and not revoking a release of claims against us, such executive’s continued compliance with our Code of Business Conduct and Ethics (including its provisions relating to confidential information and non-solicitation), such executive not accepting employment with one of our competitors, and such executive’s continued non-disparagement of us. In the event that the severance payments and other benefits payable to an executive under a retention agreement constitute a “parachute payment” under Section 280G of the U.S. tax code and would be subject to the applicable excise tax, then the executive’s severance payments and other benefits will be either (i) delivered in full or (ii) delivered to a lesser extent such that no portion of the benefits are subject to the excise tax, whichever results in the receipt by such executive on an after-tax basis of the greatest amount of benefits.

For purposes of the EVP Retention Plan, “cause” means: (i) an act of dishonesty made by the executive in connection with his or her responsibilities as an employee; (ii) the executive’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude; (iii) the executive’s gross misconduct; (iv) the executive’s unauthorized use or disclosure of any proprietary information or trade secrets of the company or any other party to whom the executive owes an obligation of nondisclosure as a result of the executive’s relationship with the company; (v) the executive’s willful breach of any obligations under any written agreement or covenant with the company or breach of the company’s Code of Business Conduct and Ethics; or (vi) the executive’s continued failure to perform his or her employment duties after he or she has received a written demand of performance which specifically sets forth the factual basis for the belief that the executive has not substantially performed his or her duties and has failed to cure such non-performance within 30 days after receiving such notice.

For purposes of the EVP Retention Plan, “change of control” means the occurrence of any of the following events: (i) a change in the ownership of the company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the company will not be considered a change of control; or (ii) a change in the effective control of the company which occurs on the date that a majority of members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election; provided, however, that for purposes of this subsection (ii), if any Person is considered to effectively control the company, the acquisition of additional control of the company by the same Person will not be considered a change of control; or (iii) a change in the ownership of a substantial portion of the company’s assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the company’s assets: (A) a transfer to an entity that is controlled by the company’s stockholders immediately after the transfer, or (B) a transfer of assets by the company to: (1) a stockholder of the company (immediately before the asset transfer) in exchange for or with respect to the company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the company, (3) a Person that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person. For purposes of this subsection (iii), gross fair market value means the value of the assets of the company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the company. Notwithstanding the foregoing, a transaction shall not be deemed a change of control unless the transaction qualifies as a change in the ownership of the company, change in the effective control of the company or a change in the ownership of a substantial portion of the company’s assets, each within the meaning of Section 409A.

For purposes of the EVP Retention Plan, “good reason” means, without the executive’s consent, (i) a material reduction in his or her annual base salary (except pursuant to a reduction generally applicable to senior executives of the company), (ii) a material diminution of his or her authority, duties or responsibilities, (iii) the executive ceasing to report directly to a specified individual or the Board of the company or the entity holding all or substantially all of the company’s assets following a change of control, or (iv) relocation of the executive to a location more than 50 miles from the company’s San Francisco, California main office location. In addition, upon any such voluntary termination for good reason, the executive must provide written notice to the company of the existence of one or more of the above conditions within 90 days of its initial existence, and the company must be provided with at least 30 days from the receipt of the notice to remedy the condition.

Acceleration of PSUs

PSUs were granted to our Named Executive Officers in each of fiscal 2015 and fiscal 2014. The PSUs vest on a pro-rata basis subject to achievement of the applicable performance goals in the event of a Named Executive Officer’s death, “disability,” or “retirement.” The PSUs also provide that upon a “change in control,” the performance goals shall be deemed satisfied at target and, for purposes of any severance vesting provisions, the PSUs will generally be treated in the same manner as a time-based restricted stock unit award covering the number of shares based on such deemed target performance.

For purposes of the PSUs, “disability” means the occurrence of any of the following events: (i) the executive being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last for a continuous period of not less than 12 months; (ii) the executive is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under the company’s accident and health plan covering the company’s employees; or (iii) the executive has been determined to be totally disabled by the Social Security Administration.

For purposes of the PSUs, “retirement” means the executive’s termination of employment for a reason other than “cause,” “disability,” or death subsequent to the executive having attained age 70 and having been employed by the company for at least 15 years. Currently, none of the Named Executive Officers satisfy the requirements for “retirement.”

For purposes of the PSUs, “cause” means: (i) embezzlement, theft or misappropriation by the executive of any property of any of the company; (ii) the executive’s breach of any fiduciary duty to the company; (iii) the executive’s failure or refusal to comply with laws or regulations applicable to the company and their businesses or the policies of the company governing the conduct of its employees or directors; (iv) the executive’s gross incompetence in the performance of your job duties; (v) the executive’s commission of a felony or of any crime involving moral turpitude, fraud or misrepresentation; (vi) the executive’s failure to perform duties consistent with a commercially reasonable standard of care; (vii) the executive’s failure or refusal to perform job duties or to perform specific directives of the executive’s supervisor or designee, or the senior officers or the Board; or (viii) any gross negligence or willful misconduct by the executive resulting in loss to the company or, or damage to the reputation of the company.

For purposes of the PSUs, “change in control” generally has the same meaning of “change in control” under the EVP Retention Plan or in the Named Executive Officer’s employment agreement, as applicable.

Laura J. Alber

We entered into an amended and restated employment agreement with Laura J. Alber, effective as of September 6, 2012, which amended and restated the prior agreement entered into with Ms. Alber, effective May 26, 2010. The employment agreement restates substantially all of the material terms of the prior agreement, with the exception of extending the term of the agreement through September 7, 2033 and referencing Ms. Alber’s then current base salary of $1,300,000. If we terminate Ms. Alber’s employment without “cause,” if she terminates her employment with us for “good reason,” or if her employment is terminated due to her death or “disability,” she will be entitled to receive (i) severance equal to 24 months of her base salary to be paid over 24 months, (ii) a lump sum payment equal to 200% of the average annual bonus received by her in the last 36 months prior to the termination, (iii) in lieu of continued employment benefits (other than as required by law), payments of $3,000 per month for 18 months, and (iv) accelerated vesting of her then-outstanding equity awards that vest solely based upon Ms. Alber’s continued service by up to an additional 18 months’ of vesting credit, and if the awards were subject to cliff-vesting of more than one year, the cliff-vesting provision will be lifted and vesting credit given as if the award had been subject to monthly vesting, and equity awards subject to performance-based vesting will remain outstanding through the date upon which the achievement of the applicable performance milestones are certified with such awards paid out, subject to the attainment of the applicable performance milestones, to the same extent and at the same time as if Ms. Alber had remained employed through the 18-month anniversary of her termination date. Ms. Alber’s receipt of the severance benefits discussed above is contingent on her signing and not revoking a release of claims against us, her continued compliance with our Code of Business Conduct and Ethics (including its provisions relating to confidential information and non-solicitation), her not accepting employment with one of our competitors, and her continued non-disparagement of us.

For purposes of the employment agreement with Ms. Alber, “cause” is defined as (i) an act of dishonesty made by her in connection with her responsibilities as an employee, (ii) Ms. Alber’s conviction of or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude, (iii) Ms. Alber’s gross misconduct, (iv) Ms. Alber’s unauthorized use or disclosure of any proprietary information or trade secrets of the company or any other party to whom she owes an obligation of nondisclosure as a result of her relationship with the company, (v) Ms. Alber’s willful breach of any obligations under any written agreement or covenant with the company or breach of the company’s Code of Business Conduct and Ethics, or (vi) Ms. Alber’s continued failure to perform her employment duties after she has received a written demand of performance from the Board which specifically sets forth the factual basis for the Board’s belief that she has not substantially performed her duties and has failed to cure such non-performance to the company’s satisfaction within 30 days after receiving such notice.

For purposes of the employment agreement with Ms. Alber, “disability” means Ms. Alber (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering company employees.

For purposes of the employment agreement with Ms. Alber, “good reason” is defined as, without Ms. Alber’s consent, (i) a reduction in her base salary (except pursuant to a reduction generally applicable to senior executives of the company), (ii) a material diminution of her authority or responsibilities, (iii) a reduction of Ms. Alber’s title, (iv) Ms. Alber ceasing to report directly to the Board of Directors, or (v) the Board of Directors failing to re-nominate Ms. Alber for Board membership when her Board term expires while she is employed by the company. In addition, upon any such voluntary termination for good reason, Ms. Alber must provide written notice to the company of the existence of one or more of the above conditions within 90 days of its initial existence and the company must be provided with at least 30 days to remedy the condition.

The following table describes the payments and/or benefits which would have been owed by us to Ms. Alber as of January 31, 2016 if her employment had been terminated in various situations.

Compensation and Benefits	For Good Reason	Involuntary Without Cause	Change-of- Control	Death/Disability
Base Salary(1)	$2,800,000	$2,800,000	$2,800,000	$2,800,000(2)
Bonus Payment(3)	$6,366,667	$6,366,667	$6,366,667	$6,366,667(2)
Equity Awards(4)(5)	$20,382,040(6)	$20,382,040(6)	$21,922,489(7)	$20,382,040(6)
Health Care Benefits(8)	$54,000	$54,000	$36,000	$54,000

(1)	Represents 200%, or 24 months, of Ms. Alber’s base salary as of January 31, 2016.

(2)	Will be reduced by the amount of any payments Ms. Alber receives through company-paid insurance policies.

(3)	Represents 200% of the average annual bonus received by Ms. Alber in the 36-month period prior to January 31, 2016.

(4)	Value is based on a stock price of $51.66, the closing price of our common stock on January 29, 2016, the last business day of fiscal 2015.

(5)	For illustrative purposes only, performance stock units are estimated at target.

(6)	Represents the sum of (i) $12,070,669 for acceleration of vesting of 233,656 restricted stock units and (ii) $8,311,371 for acceleration of vesting of 160,886 performance stock units.

(7)	Represents the sum of (i) $12,767,097 for acceleration of vesting of 247,137 restricted stock units and (ii) $9,155,392 for acceleration of vesting of 177,224 performance stock units.

(8)	Based on a monthly payment of $3,000 to be paid by the company for 18 months or 12 months, as applicable, in lieu of continued employment benefits.

All Other Named Executive Officers

Except as described above in connection with a termination following a change of control of the company, the other Named Executive Officers are generally not entitled to severance benefits in connection with their termination for good reason or involuntary termination. The following table describes the payments and/or benefits which would have been owed by us to the Named Executive Officers as of January 31, 2016 under the EVP Retention Plan (and individual agreements) if within 18 months following a change of control of the company, the executive’s employment was terminated by us without cause, or by the executive for good reason.

Potential Double-Trigger Change in Control Benefits
Name	Base Salary(1)	Bonus Payment(2)	Equity Awards(3)	Health Care Benefits(4)
Julie P. Whalen	$1,500,000	$1,600,000	$4,421,373(5)	$36,000
Sandra N. Stangl	$2,200,000	$3,333,333	$7,318,207(6)	$36,000
Janet M. Hayes	$1,850,000	$2,000,000	$5,184,856(7)	$36,000
James W. Brett, Jr.	$2,000,000	$3,100,000	$5,921,941(8)	$36,000

(1)	Represents 200% of each Named Executive Officer’s base salary as of January 31, 2016.

(2)	Represents 200% of the average annual bonus received by each Named Executive Officer in the 36-month period prior to January 31, 2016.

(3)	Value is based on a stock price of $51.66, the closing price of our common stock on January 29, 2016, the last business day of fiscal 2015.

(4)	Based on a monthly payment of $3,000 to be paid by the company for 12 months in lieu of continued employment benefits.

(5)	Represents the sum of (i) $3,759,608 for acceleration of vesting of 72,776 restricted stock units and (ii) $661,765 for acceleration of vesting of 12,810 performance stock units.

(6)	Represents the sum of (i) $5,957,844 for acceleration of vesting of 115,328 restricted stock units and (ii) $1,360,363 for acceleration of vesting of 26,333 performance stock units.

(7)	Represents the sum of (i) $4,245,419 for acceleration of vesting of 82,180 restricted stock units and (ii) $939,437 for acceleration of vesting of 18,185 performance stock units.

(8)	Represents the sum of (i) $5,002,755 for acceleration of vesting of 96,840 restricted stock units and (ii) $919,186 for acceleration of vesting of 17,793 performance stock units.

Other Acceleration Provisions Under Equity Award Agreements and 2001 LTIP

Pursuant to our equity award agreements, our Named Executive Officers are eligible for pro-rata accelerated vesting of their equity awards in the event of death, disability or retirement, subject to the achievement of performance goals in the case of performance stock units. In addition, our 2001 Long-Term Incentive Plan provides that, in the event of a merger or sale of all or substantially all of the assets of the company, a liquidation or dissolution of the company or a corporate reorganization of the company, equity awards held by all plan participants (including our Named Executive Officers) will vest in full immediately prior to such transaction to the extent they are terminated at the time of such transaction without provision to the holder of an equivalent substitute award. The following table describes the benefits which would have been paid to our Named Executive Officers under these provisions had they been fully triggered on January 31, 2016. None of our Named Executive Officers were eligible to retire on January 31, 2016.

Name	Death/Disability (1)(2)	Award Termination (1)(2)
Laura J. Alber	$13,310,974(3)(4)	$21,922,489	(9)
Julie P. Whalen	$2,893,425(5)	$4,421,373	(10)
Sandra N. Stangl	$4,448,443(6)	$7,318,207	(11)
Janet M. Hayes	$3,183,754(7)	$5,184,856	(12)
James W. Brett, Jr.	$3,545,219(8)	$5,921,941	(13)

(1)	Value is based on a stock price of $51.66, the closing price of our common stock on January 29, 2016, the last business day of fiscal 2015.

(2)	For illustrative purposes only, performance stock units are estimated at target.

(3)	Under her employment agreement, Ms. Alber may be entitled to greater acceleration in the event of her death or disability, as described above in the table on page 55.

(4)	Represents the sum of (i) $9,095,725 for acceleration of vesting of 176,069 restricted stock units and (ii) $4,215,249 for acceleration of vesting of 81,596 performance stock units.

(5)	Represents the sum of (i) $2,628,977 for acceleration of vesting of 50,890 restricted stock units and (ii) $264,448 for acceleration of vesting of 5,119 performance stock units.

(6)	Represents the sum of (i) $3,904,773 for acceleration of vesting of 75,586 restricted stock units and (ii) $543,670 for acceleration of vesting of 10,524 performance stock units.

(7)	Represents the sum of (i) $2,811,337 for acceleration of vesting of 54,420 restricted stock units and (ii) $372,417 for acceleration of vesting of 7,209 performance stock units.

(8)	Represents the sum of (i) $3,177,865 for acceleration of vesting of 61,515 restricted stock units and (ii) $367,354 for acceleration of vesting of 7,111 performance stock units.

(9)	Represents the sum of (i) $12,767,097 for acceleration of vesting of 247,137 restricted stock units and (ii) $9,155,392 for acceleration of vesting of 177,224 performance stock units.

(10)	Represents the sum of (i) $3,759,608 for acceleration of vesting of 72,776 restricted stock units and (ii) $661,765 for acceleration of vesting of 12,810 performance stock units.

(11)	Represents the sum of (i) $5,957,844 for acceleration of vesting of 115,328 restricted stock units and (ii) $1,360,363 for acceleration of vesting of 26,333 performance stock units.

(12)	Represents the sum of (i) $4,245,419 for acceleration of vesting of 82,180 restricted stock units and (ii) $939,437 for acceleration of vesting of 18,185 performance stock units.

(13)	Represents the sum of (i) $5,002,755 for acceleration of vesting of 96,840 restricted stock units and (ii) $919,186 for acceleration of vesting of 17,793 performance stock units.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have policies in our Code of Business Conduct and Ethics that provide that associates must not engage in any transaction when an associate may face a real or perceived conflict of interest with the company. Our Code of Business Conduct and Ethics is distributed to all employees on an annual basis and made available throughout the year in our internal document database. It is also available on our website and in print to any stockholder who requests it. In addition, we have in place policies and procedures with respect to related person transactions that provide that our executive officers, directors, director nominees and principal stockholders, as well as their immediate family members and affiliates, are not permitted to enter into a related party transaction with us unless (i) the transaction is approved or ratified by our Audit and Finance Committee or the disinterested members of our Board or (ii) the transaction involves the service of one of our executive officers or directors or any related compensation, is reportable under Item 402 of Regulation S-K and is approved by our Compensation Committee.

For the purposes of our related party transaction policy, “related party transaction” means any transaction in which the amount involved exceeds $120,000 in any calendar year and in which any of our executive officers, directors, director nominees and principal stockholders, as well as their immediate family members and affiliates, had, has or will have a direct or indirect material interest, other than transactions available to all of our employees.

It is our policy to approve related party transactions only when it has been determined that such transaction is in, or is not inconsistent with, our best interests and those of our stockholders, including situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

Memphis-Based Distribution Facility

Our Memphis-based distribution facility includes an operating lease entered into in August 1990 for a distribution facility in Memphis, Tennessee. The lessor is a general partnership comprised of the estate of W. Howard Lester, our former Chairman of the Board and Chief Executive Officer, and the estate of James A. McMahan, a former Director Emeritus and significant stockholder, and two unrelated parties. The partnership does not have operations separate from the leasing of this distribution facility and does not have lease agreements with any unrelated third parties. The terms of the lease automatically renewed until the bonds that financed the construction of the facility were fully repaid during the second quarter of 2015. Simultaneously, we entered into an agreement with the partnership to lease the facility through July 2017. We made annual rental payments of approximately $3,050,000, $2,432,000 and $2,448,000 including applicable taxes, insurance and maintenance expenses in fiscal 2015, fiscal 2014 and fiscal 2013, respectively.

Indemnification Agreements

We have indemnification agreements with our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including coverage of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our stock with the SEC. Based upon (i) copies of Section 16(a) reports that we received from such persons for their fiscal 2015 transactions and (ii) information provided to us by them, we believe that all reporting requirements under Section 16(a) were met in a timely manner by the persons who were executive officers, members of the Board of Directors or greater than 10% stockholders during such fiscal year.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

This table sets forth information regarding the ownership of our common stock as of April 4, 2016 by:

•	each person known to us to own more than 5% of our outstanding common stock;

•	each director nominee;

•	the Named Executive Officers; and

•	all current executive officers and directors as a group.

Unless otherwise noted, the persons listed below have sole voting and investment power. In addition, unless otherwise noted, the address of each stockholder noted in the following table is c/o Williams-Sonoma, Inc., 3250 Van Ness Avenue, San Francisco, California 94109. Information regarding our non-management 5% stockholders is derived from the most recently available 13G filings.

		Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Position with Company	Common Stock		Awards Exercisable or Vesting within 60 Days(1)	Total		Percent of Class(2)
Survivor’s Trust created under the McMahan Family Trust dtd 1/25/84 11100 Santa Monica Blvd., Suite 1700 Los Angeles, CA 90025	—	6,114,466	(3)	—	6,114,466	(3)	6.9%
BlackRock Inc. 55 East 52nd Street New York, NY 10055	—	6,042,650	(4)	—	6,042,650	(4)	6.8%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	—	5,622,463	(5)	—	5,622,463	(5)	6.3%
Select Equity Group, L.P. 380 Lafayette Street, 6th Floor New York, NY 10003	—	5,607,505	(6)	—	5,607,505	(6)	6.3%
Capital Research Global Investors. 333 South Hope Street Los Angeles, CA 90071	—	5,026,000	(7)	—	5,026,000	(7)	5.6%
Patrick J. Connolly	Director and Executive Vice President, Chief Strategy and Business Development Officer	733,355	(8)	178,473	911,828		1.0%
Laura J. Alber	Director, Chief Executive Officer and President	335,748	(9)	141,324	477,072		*
Julie P. Whalen	Executive Vice President, Chief Financial Officer	25,732	(10)	29,677	55,409		*

		Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Position with Company	Common Stock		Awards Exercisable or Vesting within 60 Days(1)	Total	Percent of Class(2)
James W. Brett, Jr.	President, West Elm Brand	23,236	(11)	45,460	68,696	*
Janet M. Hayes	President, Williams- Sonoma Brand	26,373		61,920	88,293	*
Sandra N. Stangl	President, Pottery Barn Brands	45,501	(12)	54,561	100,062	*

Adrian D.P. Bellamy	Director	39,182		4,639	43,821	*

Rose Marie Bravo	Director	7,506		3,642	11,148	*

Adrian T. Dillon	Director	73,009	(13)	2,272	75,281	*

Anthony A. Greener	Director	30,856		8,699	39,555	*

Ted W. Hall	Director	14,468	(14)	8,699	23,167	*

Sabrina Simmons	Director	641		1,949	2,590	*

Jerry D. Stritzke	Director	—		507	507	*

Lorraine Twohill	Director	9,211		2,053	11,264	*

All current executive officers and directors as a group (15 persons)	—	1,374,589	(15)	593,531	1,968,120	2.2%

*	Less than 1%.

(1)	Reflects stock options that are or will become exercisable, stock-settled stock appreciation rights that are or will become settleable and restricted stock units vesting within 60 days of April 4, 2016 (prior to withholding of any such shares to satisfy applicable statutory withholding requirements).

(2)	Assumes exercise, settlement or vesting of awards included in footnote (1) into shares of our common stock with respect to the named individual. Based on 89,249,719 shares outstanding as of April 4, 2016.

(3)	The information above is based on information taken from the Schedule 13G of Survivor’s Trust created under the McMahan Family Trust dtd 1/25/84 (formerly known as McMahan Family Trust dtd 12/7/06) filed with the Securities and Exchange Commission on February 12, 2016.

(4)	The information above is based on information taken from the Schedule 13G of BlackRock Inc. filed with the Securities and Exchange Commission on January 27, 2016.

(5)	The information above is based on information taken from the Schedule 13G of The Vanguard Group, Inc. filed with the Securities and Exchange Commission on February 11, 2016.

(6)	The information above is based on information taken from the Schedule 13G of Select Equity Group, L.P. filed with the Securities and Exchange Commission on February 16, 2016.

(7)	The information above and in this footnote is based on information taken from the Schedule 13G filed by Capital Research Global Investors, a division of Capital Research and Management Company, with the Securities and Exchange Commission on February 16, 2016.

(8)	Includes 40,247 shares held by Mr. Connolly in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, based on a statement dated April 4, 2016. The number of shares listed in the table also includes 225,000 shares that are owned by Fanshell Investors LLC. Mr. Connolly is a managing member of Fanshell Investors LLC, and has shared voting and dispositive power over the shares.

(9)	Includes 13,597 shares held by Ms. Alber in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, based on a statement dated April 4, 2016.

(10)	Includes 956 shares held by Ms. Whalen in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, based on a statement dated April 4, 2016.

(11)	Includes 1,985 shares held by Mr. Brett in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, based on a statement dated April 4, 2016.

(12)	Includes 6,183 shares held by Ms. Stangl in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, based on a statement dated April 4, 2016.

(13)	Includes 73,009 shares that are owned by the Dillon Family Trust, of which Mr. Dillon is the trustee.

(14)	Includes 14,468 shares that are owned by the Hall 2006 Trust, of which Mr. Hall is the trustee.

(15)	Includes 63,160 shares held by the executive officers in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, based on statements dated April 4, 2016.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding securities authorized for issuance under our equity compensation plans as of January 31, 2016.

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders(1)(2)	2,962,067	$28.45	9,439,133
Equity compensation plans not approved by security holders	—	—	—

(1)	This reflects our 2001 Long-Term Incentive Plan and includes stock options and stock appreciation rights, as well as 1,964,628 outstanding restricted stock units.

(2)	The weighted average exercise price calculation does not take into account any restricted stock units as they have no purchase price.

Incentive Award Committee

Pursuant to its charter and the 2001 Long-Term Incentive Plan, the Compensation Committee may delegate the authority to make non-executive officer grants to two or more directors, one or more officers of the Company, or otherwise in any manner permitted under applicable law. The Compensation Committee does not delegate any of its authority with respect to executive officers and non-employee directors of the company. However, the Compensation Committee appointed an Incentive Award Committee consisting of Laura J. Alber and Patrick J. Connolly for fiscal 2015 (and of Laura J. Alber and Julie P. Whalen for fiscal 2016). The Compensation Committee also delegated to Adrian D.P. Bellamy, the Chair of the Compensation Committee, and Laura J. Alber the authority to grant equity to certain non-executive employees within a stated budget in connection with the company’s annual equity grants.

The Compensation Committee has delegated to the Incentive Award Committee the authority to grant equity awards under the company’s 2001 Long-Term Incentive Plan to non-executive officer employees with a corporate rank at or below Senior Vice President. The Chief Executive Officer believes it is important to provide our associates with long-term incentive vehicles that are directly linked to stockholder return. Granting equity-based incentives aligns the interests of our associates with those of our stockholders and reinforces the company’s pay-for-performance strategy. This delegation is reviewed by the Compensation Committee annually and includes limitations on the number of shares subject to the grants, both on an individual basis and in the aggregate. Reports of awards made by the Incentive Award Committee are included in the materials presented at the Compensation Committee’s regularly scheduled meetings.

STOCKHOLDER PROPOSALS

Stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 and be received by our Secretary at our principal executive offices no later than December 16, 2016 in order to be included in our Proxy Statement for the 2017 Annual Meeting.

In order to submit a proposal to be raised at the 2017 Annual Meeting that will not be included in our Proxy Statement for the 2017 Annual Meeting, stockholder proposals must comply with our Restated Bylaws. Under our Restated Bylaws a stockholder must give advance notice to our Secretary of any business, including nominations of directors for our Board, that the stockholder wishes to raise at our Annual Meeting. To be timely under our Restated Bylaws, the notice must be received by our Secretary not less than 90 days or more than 120 days prior to June 2, 2017, the anniversary of our 2016 Annual Meeting. Therefore, stockholder proposals must be received by our Secretary at our principal executive offices between February 2, 2017 and March 4, 2017 in order to be raised at our 2017 Annual Meeting.

Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, if the date of the 2017 Annual Meeting changes by more than 30 days from the anniversary of this year’s Annual Meeting, to be included in our Proxy Statement, stockholder proposals must be received by us within a reasonable time before our solicitation is made.

Under our Restated Bylaws, if the date of the 2017 Annual Meeting changes by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals to be brought before the 2017 Annual Meeting must be delivered not later than the 90th day prior to the 2017 Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us.

With respect to a stockholder’s nomination of a candidate for our Board, the stockholder notice to the Secretary must contain certain information as set forth in our Restated Bylaws and described under the section “Corporate Governance—Board Committees—Nominations and Corporate Governance Committee” about both the nominee and the stockholder making the nomination. With respect to any other business that the stockholder proposes, the stockholder notice must contain a brief description of such business and the reasons for conducting such business at the meeting, as well as certain other information as set forth in our Restated Bylaws.

If we receive notice of a matter to come before the 2017 Annual Meeting that is not in accordance with the deadlines described above, we will use our discretion in determining whether or not to bring such matter before the Annual Meeting. If such matter is brought before the Annual Meeting, then our proxy card for such meeting will confer upon our proxy holders discretionary authority to vote on such matter.

Stockholder proposals should be sent to: Williams-Sonoma, Inc., Attention: Corporate Secretary, 3250 Van Ness Avenue, San Francisco, California 94109.

AVAILABILITY OF PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K

Pursuant to SEC rules, we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the Internet. Copies of this Proxy Statement and our Annual Report on Form 10-K, including the financial statements for fiscal 2014 as filed with the SEC, are available at our website at ir.williams-sonomainc.com/financial-reports-page and upon written request and without charge to any stockholder by writing to: Williams-Sonoma, Inc., Attention: Annual Report Administrator, 3250 Van Ness Avenue, San Francisco, California 94109.

San Francisco, California

April 15, 2016

EXHIBIT A

WILLIAMS-SONOMA, INC.

2001 BONUS INCENTIVE PLAN

1. Adoption, Name and Effective Date. The Williams-Sonoma, Inc. (the “Company”) 2001 Incentive Bonus Plan (this “Plan”) was originally effective as of January 24, 2001, and first applied for the Company’s fiscal year ending February 3, 2002. This amendment and restatement of this Plan first becomes effective upon, and subject to obtaining, stockholder approval at the 2016 annual meeting of stockholders.

2. Purpose. The purpose of this Plan is to provide additional compensation as an incentive to executive officers and key employees to attain certain specified performance objectives of the Company and to help ensure the continued availability of their full-time or part-time services to the Company and its subsidiaries and affiliated corporations. This Plan is also intended to qualify as a “performance-based” plan as described in Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (including regulations promulgated thereunder from time to time, the “Code”), and thereby help secure the full deductibility for federal income tax purposes of Plan bonus compensation paid to persons who are “covered employees” of the Company or its subsidiaries or affiliated corporations under Code Section 162(m)(3).

3. Administrative Committee. This Plan will be administered by a committee (the “Committee”) of the Company’s Board of Directors (the “Board”), consisting entirely of two or more persons who are “outside directors” within the meaning of Section 162(m) of the Code. The Committee is hereby vested with full powers of administration, subject only to the provisions set forth herein.

The Committee shall hold its meetings at such times and places as it may determine, shall keep minutes of its meetings and may adopt, amend or revoke such rules and procedures as it deems proper for the administration of this Plan.

The Committee shall have the full and final discretion and authority, subject to the provisions of this Plan, to grant awards pursuant to this Plan, to construe and interpret this Plan and to make all other determinations and take all other actions, which it deems necessary or appropriate for the proper administration of this Plan. All such interpretations, actions and determinations shall be conclusively binding for all purposes and upon all persons.

4. Eligibility. For each Company fiscal year, the participants eligible to share in the benefits of this Plan are persons (collectively, “executives” or “participants”) who are “executive officers” of the Company, as such term is defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended (or any successor rule or regulation), or who are “covered employees” of the Company or its subsidiary or affiliated corporations under Section 162(m)(3) of the Code (collectively, the “Covered Employees”), or who are otherwise key employees, in each case, that have been selected to participate in the Plan for such fiscal year by the Committee. Except as provided in Section 6.4, a participant whose employment or service relationship with the Company is terminated for any reason prior to the end of any award period will not be entitled to participate in this Plan or receive any benefits with respect to the then current or any later fiscal year, unless he or she again becomes eligible to participate in this Plan under the first sentence of this Section 4.

5. Determination of Awards; Award Limits.

5.1 Performance Goals for Determination of Awards. The Committee in its discretion may establish, for each participant in this Plan and for each performance award period, a performance award opportunity based upon the achievement of any one or more of the following objective performance criteria, applied to either the Company as a whole or, except with respect to stockholder return metrics, to a region, business unit, affiliate or business segment, and measured either on an absolute basis, a per-share basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting standards established by the International Accounting Standards Board (“IASB Standards”) or which may be adjusted when established, in a manner that complies with the performance-based compensation exception under Code 162(m), to exclude or include any objective and nondiscretionary items from the results determined under GAAP or under IASB Standards: (i) revenue (on an absolute basis or adjusted for currency effects); (ii) cash flow (including, without limitation, operating cash flow, free cash flow or net cash flow); (iii) cash position; (iv) earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings or earnings before interest, taxes, depreciation and amortization); (v) earnings per share; (vi) gross margin; (vii) net income; (viii) operating expenses or operating expenses as a percentage of revenue; (ix) operating income or net operating income; (x) return on assets or net assets; (xi) return on equity; (xii) return on sales; (xiii) total stockholder return; (xiv) stock price; (xv) growth in stockholder value relative to the moving average of the S&P 500 Index, or another index; (xvi) return on capital; (xvii) return on investment; (xviii) economic value added; (xix) operating margin; (xx) market share; (xxi) overhead or other expense reduction; (xxii) credit rating; (xxiii) objective customer indicators; (xxiv) objective improvements in productivity; (xxv) attainment of objective operating goals; (xxvi) objective employee metrics; (xxvii) return ratios; (xxviii) profit; (xxix) objective qualitative milestones; or (xxx) other objective financial or other metrics relating to the progress of the Company or to a Subsidiary, division or department thereof. The performance goals may differ from participant to participant, within or between award periods and from award to award.

5.2 Award Limits. The maximum award under this Plan for each award period to any participant shall not exceed $10,000,000. Each performance goal established under this Plan shall be established by the Committee not later than the earlier of the date which is 90 days after the first day of the performance award period, or the date on which 25% of the award period has elapsed.

5.3 Determination of Amount of Individual Awards. For each award period, each participant who is or may be a Covered Employee for such award period shall receive an award equal to the specific amount (subject to decrease as provided in this Section 5.3) determined under the performance goals established pursuant to Section 5.1; provided, however, that the Committee may waive (or provide for the waiver of) the applicable performance goal(s) in the event of a change in ownership or control or in the event of a participant’s death or disability in accordance with Treasury Regulation Section 1.162-27(e)(2)(v). The Committee shall not have the discretion to increase, but shall have the discretion to decrease (for any reason, including, without limitation, individual performance), any award determined in accordance with this Plan. The reduction in any participant’s award for any award period as a result of the Committee’s exercise of such discretion shall not increase the amount of an award to any other participant (through reallocation of unutilized awards or otherwise) with respect to such award period.

6. Award Periods; Payment of Awards.

6.1 Award Periods. All awards shall be made on the basis of an award period, which shall consist of one or more fiscal years of the Company, or one or more quarters thereof. The award period may be different for different awards.

6.2 Committee Certifications. As a condition precedent to the payment of any award, the Committee shall certify, following the end of the award period, that the objective performance goal for the award has been satisfied. The Committee shall make such determination by means of a written resolution or certification of the Committee that is maintained in the minute book of the Company.

6.3 Payment of Awards. Awards under this Plan will be paid in cash, reasonably promptly following the conclusion of the award period and the certification of the Committee as set forth in Section 6.2, but in no event later than the fifteenth (15th) day of the third month immediately following the conclusion of the fiscal year of the Company in which or with which the award period ends. All awards under this Plan will be subject to withholding for applicable employment and income taxes.

6.4 Termination of Employment. Except as otherwise determined by the Committee, an award that would otherwise be payable to a participant who is not employed by the Company on the last day of an award period will not be paid (or will not be granted, as the case may be). It is the intent of this Plan to comply with the short-term deferral exemption under Section 409A so that none of the awards payable hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. For purposes of this Agreement, “Section 409A” means Section 409A of the U.S. Internal Revenue Code of 1986, as amended, and any final Treasury Regulations and other Internal Revenue Service guidance thereunder, as each may be amended from time to time.

7. Nonassignment. The interest of any participant in this Plan is not assignable either by voluntary or involuntary assignment or operation of law (except that, in the event of death, earned and unpaid amounts shall be payable to the legal successor of a participant).

8. Indemnification. No employee, member of the Committee or director of the Company will have any liability for any decision or action if made or done in good faith, nor for any error or miscalculation unless such error or miscalculation is the result of his or her fraud or deliberate disregard of any provisions of this Plan. The Company will indemnify each director, member of the Committee and any employee acting in good faith pursuant to the Plan against any loss or expense arising therefrom.

9. Amendment, Suspension or Termination. The Board may from time to time amend, suspend or terminate, in whole or in part, any or all the provisions of this Plan; provided, however, that no such action shall adversely affect the right of any participant with respect to any award of which he or she may have become entitled to payment hereunder prior to the effective date of such amendment, suspension or termination. In particular, but without limitation, the Board shall have the authority to amend or modify this Plan from time to time in order to reflect amendments to or regulations promulgated under Section 162(m) of the Code. Notwithstanding the foregoing, in the event that any amendment or other modification of or to this Plan raises the limits set forth in Section 5.2 or requires stockholder approval in order to continue the compliance of this Plan as a “performance-based” plan under Section 162(m) of the Code, such amendment or modification shall be contingent on the receipt of stockholder approval.

10. Limitations; Participation in Other Plans. This Plan is not to be construed as constituting a contract of employment or for services. Nothing contained herein will affect or impair the Company’s right to terminate the employment or other contract for services of a participant hereunder, with or without cause or notice, or entitle a participant to receive any particular level of compensation. The Company’s obligation hereunder to make awards merely constitutes the unsecured promise of the Company to make such awards from its general assets, and no participant hereunder will have any interest in, or a lien or prior claim upon, any property of the Company. Nothing herein nor the participation by any participant shall limit the ability of such participant to participate in any other compensatory plan or arrangement of the Company, or to receive a bonus from the Company other than under this Plan.

11. Governing Law. The terms of this Plan will be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflict of laws.

12. Term. This Plan shall continue in place until the 2021 annual meeting of stockholders, unless earlier terminated by the Board as provided in Section 9 or re-approved by the Company’s stockholders at or before such meeting. No awards shall be paid under this Plan unless and until the material terms (within the meaning of Section 162(m)(4)(C) of the Code) of this Plan are disclosed to the Company’s stockholders and are approved by the stockholders in accordance with applicable law.

WILLIAMS-SONOMA, INC.
Shareowner ServicesSM
P.O. Box 64945, St. Paul, MN 55164-0945
Address Change? Mark Box, sign, and Indicate changes below: ☐	TO VOTE BY BY INTERNET/MOBILE OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors recommends a vote “FOR” the election of the named directors, “FOR” Item 2,

“FOR” item 3, and “FOR” item 4.

1.	Election of Directors:
			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

	01	Laura J. Alber	☐	☐	☐	06	Anthony A. Greener	☐	☐	☐

	02	Adrian D.P. Bellamy	☐	☐	☐	07	Ted W. Hall	☐	☐	☐

Please fold here – Do not separate

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

03	Rose Marie Bravo	☐	☐	☐	08	Sabrina Simmons	☐	☐	☐

04	Patrick J. Connolly	☐	☐	☐	09	Jerry D. Stritzke	☐	☐	☐

05	Adrian T. Dillon	☐	☐	☐	10	Lorraine Twohill	☐	☐	☐

2.	The amendment and restatement of the Williams-Sonoma, Inc. 2001 Incentive Bonus Plan	☐	For	☐	Against	☐	Abstain

3.	An advisory vote to approve executive compensation	☐	For	☐	Against	☐	Abstain

4.	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 29, 2017	☐	For	☐	Against	☐	Abstain

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE IN THEIR DISCRETION “FOR” THE ELECTION OF THE NAMED DIRECTORS, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, AND “FOR” PROPOSAL 4. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXY HOLDERS TO VOTE AS TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING THAT THE BOARD OF DIRECTORS DID NOT HAVE NOTICE OF PRIOR TO THE DATE SPECIFIED IN THE PROXY.

Date:

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

WILLIAMS-SONOMA, INC.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, June 2, 2016

9:00 a.m. (Pacific Daylight Time)

Williams-Sonoma, Inc.

3250 Van Ness Avenue

San Francisco, California 94109

Williams-Sonoma, Inc. 3250 Van Ness Avenue San Francisco, California 94109	Proxy

This Proxy is solicited on behalf of the Board of Directors.

The undersigned stockholder of Williams-Sonoma, Inc. (the “Company”) hereby appoints Laura J. Alber and Patrick J. Connolly, and each of them (the “Named Proxies”), with full power of substitution to each, true and lawful attorneys, agents and proxy holders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all shares of Common Stock of the Company held of record by the undersigned on April 4, 2016, at the 2016 Annual Meeting of Stockholders of the Company, to be held on Thursday, June 2, 2016, at 9:00 a.m. (Pacific Daylight Time) at 3250 Van Ness Avenue, San Francisco, California 94109, and any adjournments or postponements thereof.

This Proxy when properly signed will be voted in the manner directed on this Proxy by the undersigned. If no direction is made, this Proxy will be voted “FOR” the election of the named directors, “FOR” Proposal 2, “FOR” Proposal 3, and “FOR” Proposal 4.

(Please date and sign on reverse side.)

Vote by internet, Telephone or Mail

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Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET	PHONE	MAIL
www.proxypush.com/wsm Use the Internet to vote your proxy until 12:00 p.m. (PDT) on June 1, 2016.	1-866-883-3382 Use a telephone to vote your proxy until 12:00 p.m. (PDT) on June 1, 2016.	Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by internet or by telephone, you do NOT need to mail back your proxy card.